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                                                                Exhibit 10.21(c)

                     THIRD AMENDMENT DATED NOVEMBER 30, 1999
                            to the Agreement between
                      Abbott Laboratories and SpectRx, Inc.
                             Dated October 10, 1996
                 As amended December 22, 1997 and March 31, 1998

         THIS THIRD AMENDMENT dated November 30, 1999 ("Third Amendment Effective Date"), by and between Abbott Laboratories, an Illinois corporation with principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 and its Affiliates ("ABBOTT") and SpectRx, Inc. a Delaware corporation with principal offices at 6025A Unity Drive, Norcross, Georgia 30071 and its Affiliates ("SPECTRX").

         WHEREAS, ABBOTT and SPECTRX have previously entered into an agreement dated October 10, 1996, as amended December 22, 1997 and March 31, 1998, relating to the use of (*) for the extraction of interstitial fluid samples for diagnostic applications, including glucose monitoring ("Agreement");

         WHEREAS, ABBOTT and SPECTRX desire to now modify that Agreement and to that end desire to enter into this Third Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, ABBOTT and SPECTRX mutually agree as follows:

1.       INTRODUCTION

         1.1 Conflict with Agreement. The provisions of this Third Amendment are hereby made a part of the Agreement. All capitalized terms used in this Third Amendment, and not defined herein, shall have the same meanings as given to them in the Agreement. Any conflict between the provisions of this Third Amendment and the Agreement shall be resolved in favor of this Third Amendment; provided, however, that all definitions in this Third Amendment shall only apply prospectively from the Third Amendment Effective Date, unless otherwise noted in this Third Amendment, and such application will be without prejudice to interpretation of the Agreement as it was in effect prior to the Third Amendment Effective Date.

         1.2 Modified Provisions. The following modifications are hereby made to the Agreement:

             (A)      The following shall be added to the end of Section
                      1.8 and shall be effective as of June 1, 1998:

                           "(*) Technology includes, but is not limited to, the means to measure the (*). (*) Technology does not include (*) Technology."


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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             (B) Section 1.12 is modified as follows:

                           "(*)" or "(*)" means a single or multiple use device other than a (*), or the equivalent to a (*) for the Non-Continuous Product, sold or marketed with labeling or instructions identifying it for use with Product, which effectuates or facilitates any measurement of glucose or is involved with (*)Technology for such Product including, but not limited to, (*).

             (C) Section 1.20 shall be amended as follows and shall be effective as of the Effective Date of the Agreement:

                                    replace "that cover inventions useful within the Field" with "that (1) cover (*) Technology for glucose monitoring and/or (2) cover inventions useful within the Field"

             (D)      The following shall be added to the end of
                      Section 1.20(A):

                                    "and any patents or patent applications
                                    covering inventions within the Field arising out of SPECTRX Continuous Product Research Program Technology as set forth in Section 11.1(A) and 11.1(B)(1) of the Third Amendment, and the Joint Continuous Product Research Program Technology as set forth in
                                    Section 11.3 of the Third Amendment;"

             (E)      The following shall be added to the end of Section 1.21:

                                    "provided, however, that a (*) will not be included in Licensed Product if SPECTRX or a Third Party is marketing (other than exclusively to ABBOTT) (*), except for an item that is a Directly Competitive Product."

             (F)      Section 1.26 shall be amended as follows:

                      (1)           replace "but for the licenses granted under
                                    Section 4.1 of this Agreement" with "but for the licenses granted under Section 4.1 of this Agreement, as to ABBOTT, or the license granted under Section 4.2 of the Third Amendment, as to SPECTRX,"




(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                      (2)      add to the end of Section 1.26 ", as to
                               ABBOTT, or as to which SPECTRX is otherwise required to pay royalties hereunder as to SPECTRX."

                  (G) Section 1.29 is modified to delete the words "as described in Appendix 1.28."

                  (H) The following shall be added to the end of Section 1.30 and shall be effective as of June 1, 1998:

                               "including, but not limited to, (*). Such site includes, but is not limited to, a site at which (*). (*) includes, but is not limited to, devices which incorporate (*) does not include (*) Technology."

                  (I) Section 3.1(A) shall be amended as follows:

                               replace "set forth in Section 2.5" with "set forth in Section 3.4 of the Third
                               Amendment"

                  (J) Section 3.1(B) shall be amended as follows:

                       (1) replace "shall extend the periods of the time set forth in Section 3.2 of this Agreement" with "shall extend the periods of time set forth in Section 3.7 of the Third Amendment"

                       (2) replace "extend the time periods set forth in Section 3.2(A) and (B)" with "extend the time periods set forth in Section 3.7 of the Third Amendment"

                  (K) The following shall be added at the beginning of
                      Section 3.4:

                               "Except for those (*) in accordance with
                               Section 5.2 of the Third Amendment and the SPECTRX Continuous Product as allowed in
                               Article 4 of the Third Amendment,"

                   (L) The following shall be added to the end of Section
                       6.2(A):

                               "; except for Abbott Research Program
                               Technology invented on or after August 29, 1998, which, to the extent applicable to the Field, shall be treated in the same manner that Development Program Technology would be treated in Section 7.1 of the Agreement after delivery of the Development Program Notification but prior to the First Shipment Date."

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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                  (M)      Section 6.2(C) shall be amended as follows:

                                    replace "pursuant to Section 2.5(A) (subject to the exception in that Section) or 2.5(B) or Section 10.2(A)(i) or by SPECTRX pursuant to Section 3.2(A) or (B) subject to certain exceptions set forth in those Sections) or pursuant to Section 10.2(D) prior to the First Shipment Date:" with "pursuant to
                                    Section 3.8(A) of the Third Amendment or
                                    Section 10.2(A)(i) or by SPECTRX pursuant to Sections 3.7(D) or (F) of the Third Amendment (subject to certain exceptions set forth in those Sections) or pursuant to
                                    Section 10.2(D) prior to the First Shipment
                                    Date:"

                  (N) Sections 8.1(A), 8.1(B), and 8.3(A) shall be amended as follows:

                                    replace "SPECTRX Research Program
                                    Technology" with "SPECTRX Research Program
                                    Technology and SPECTRX Continuous Product
                                    Research Program Technology"

                  (O) Sections 8.2, 8.3(B) and 8.5(B) shall be amended as follows:

                                    replace "Joint Research Program Technology" with "Joint Research Program Technology and Joint Continuous Product Research Program Technology"

                  (P)      Section 10.1 shall be amended as follows:

                                    replace "pursuant to Sections 2.2, 2.5, 3.2,
                                    4.2(D) or (E) (on a country by country
                                    basis), 10.2 or 14.1," with "pursuant to Sections 4.2 (D) or (E) (on a country by country basis), 10.2 or 14.1 of the Agreement or Sections 3.7 or 3.8 of the Third Amendment"

                  (Q)      Section 10.2 shall be amended as follows:

                                    replace "In addition to Sections 2.2, 2.5, and 4.2(D) and (E) (on a country by country basis), 3.2 and 14.1," with "In addition to Sections 4.2(D) and (E) (on a country by country basis) and 14.1 of the Agreement and Sections 3.7 and 3.8 of the Third Amendment,"

                  (R)      Section 10.2(D)(iv) shall be amended as follows:

                                    replace "except as provided in Sections 2.2, 2.5, 3.2, 4.2(D) and (E) (on a country by country basis), 10.2(A),(B) and (C) and 14.1," with "except as provided in Sections 4.2(D) and (E) (on a country by country basis), 10.2(A), (B) and (C) and 14.1 of the Agreement and Section 3.7 and 3.8 of the Third Amendment,"

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                  (S)      Section 10.3(A) shall be amended as follows:

                                    replace "under Sections 2.2, 2.5, 3.2,
                                    4.2(D) and (E) (on a country by country
                                    basis), 10.2 and 14.1:" with "under Sections
                                    4.2(D) and (E) (on a country by country
                                    basis), 10.2 and 14.1 of the Agreement and Sections 3.7 and 3.8 of the Third Amendment:"

                  (T)      Section 10.3(B) shall be amended as follows:

                                    replace "under Sections 2.2, 2.5, 3.2,
                                    4.2(D) and (E) (on a country by country
                                    basis), 10.2 and 14.1," with "under Sections
                                    4.2(D) and (E) (on a country by country
                                    basis), 10.2 and 14.1 of the Agreement and Sections 3.7 and 3.8 of the Third Amendment,"

                  (U)      Section 10.3(C) shall be amended as follows:

                                    replace "under Section 2.2, by ABBOTT under
                                    Sections 2.5, 4.2(D) and (E) (on a country by country basis), 10.2(A), (C) and (D); or by SPECTRX under Sections 3.2(A) or (B) and 10.2(B) and (D) or by either party under
                                    Section 14.1." with "by ABBOTT under
                                    Sections 4.2(D) and (E) (on a country by country basis), 10.2(A), (C) and (D); or by SPECTRX under Section 3.7(F) of the Third Amendment and 10.2(B) and (D) or by either party under Section 14.1 and Section 3.8 of the Third Amendment."

                  (V)      Section 10.3(D) shall be amended as follows:

                                    replace "under Section 2.5(A) (subject to the exception in that Section) or (B) or 10.2(A)(i) or if SPECTRX terminates this Agreement under Section 3.2(A) or (B) (in accordance with the terms of Section 3.2(A) or (B))" with "under Section 10.2(A)(i) or if SPECTRX terminates this Agreement under
                                    Section 3.7(F) of the Third Amendment (in accordance with the terms of Section 3.7) or under Section 3.8(A) of the Third Amendment or under Section 10.2(D) prior to the First Shipment Date."

                  (W)      Section 10.3(E) shall be amended as follows:

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                                    replace "under Section 2.5(B) or 10.2(A)(i)
                                    or if SPECTRX terminates this Agreement
                                    under Section 3.2(A) or (B) or under Section
                                    10.2(D) prior to the First Shipment Date" with "under Section 3.8(A) of the Third Amendment or Section 10.2(A)(i) or if SPECTRX terminates this Agreement under
                                    Section 3.7(F) of the Third Amendment or under Section 10.2(D) prior to the First Shipment Date."

                  (X)      The following shall be added to Section 10.3:

                                    "(I) SPECTRX shall be entitled to the
                                    license set forth in Section 6.1(A)(2) of the Third Amendment upon early termination or expiration of the Agreement other than for breach by SPECTRX."

                  (Y) The second sentence in Section 13.1 shall be amended as follows:

                                    "Neither party will use Confidential
                                    Information of the other party, nor allow it to be used for its own benefit or the benefit of others, except as provided by this Agreement and will exercise due care to prevent the disclosure of Confidential Information of the other party.

                  (Z)      Section 13.3 shall be amended as follows:

                                    Replace "Research Program" with "Research
                                    Program or Continuous Product Research
                                    Program"

         1.3 Deleted Agreement Provisions. The following provisions are deleted from the Agreement and will have no further force or effect:

                  (A)      Section 1.5
                  (B)      Section 1.10
                  (C)      Section 1.28
                  (D)      Article 2
                  (E)      Section 3.2
                  (F)      Section 4.2 (B)
                  (G)      Section 4.3
                  (H)      Section 10.3(G)
                  (I)      Appendices 2.3 and 2.4


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1.4         Added Appendices.  The following Appendices are added to the
                             Agreement:

(A)      Appendix 2.7  -  Continuous Product Research Program Specifications
(B)      Appendix 4.2  -  (*)
(C)      Appendix 4.4  -  SPECTRX Continuous Product Royalty Rate
(D)      Appendix 5.1  -  Common Stock Agreement
(E)      Appendix 5.2  -  Supply Agreement
(F)      Appendix 5.5  -  Preferred Stock Agreement

2.       DEFINITIONS

         2.1 "ABBOTT Continuous Product Research Program Technology" has the meaning attributed to it in Section 11.2.

         2.2 "Abbott Post-Transfer Technology" has the meaning attributed to it in Section 11.2(E).

         2.3 "Abbott (*) Technology" means technology (1) which was Derived from SPECTRX (*) Technology or SPECTRX (*) and (2) such derivation occurs on or between July 28, 1999, and the earlier of (a) the delivery of a Development Program Notification by ABBOTT to SPECTRX or (b) the transfer of the Continuous Product Research Program to ABBOTT as set forth in Section 3.3(B) or (c) the termination of ABBOTT's rights to all Continuous Products.

         2.4 "CDA" means the confidential disclosure agreements entered into by ABBOTT and SPECTRX dated December 15, 1995 and July 28, 1999 to the extent of Confidential Information disclosed after the Third Amendment Effective Date. The confidential disclosure agreements dated March 4, 1996, May 31, 1996, and July 28, 1999 (to the extent of Confidential Information disclosed between July 28, 1999 and the Third Amendment Effective Date), are not included as CDAs for purposes of this Agreement and shall remain in full force and effect in accordance with their respective terms.

         2.5 "Continuous Product" means a Product, consisting of one or more components, with at least one component continuously attached to or worn by a subject, during the device's period of use, whereby one of the continuously attached components provides a means to take more than one measurement of an Analyte in the subject's interstitial fluid without removal of said component during its period of use.




(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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         2.6 "Continuous Product Research Program" means the research carried out by SPECTRX or ABBOTT (including the case in which the Continuous Product Research Program is transferred to ABBOTT pursuant to Section 3.3(B)), to determine the feasibility of a Continuous Product, including, but not limited to, potential development activities related to a (*), which program shall commence on (*) and shall end on the earlier of (1) the date of ABBOTT's Development Program Notification to SPECTRX in accordance with Section 3.4 of the Third Amendment, or (2) the date of termination of ABBOTT'S rights to all Continuous Products. Continuous Product Research Program also includes activities separately funded by SPECTRX between and including (*), which were directly related to research for a Continuous Product.

         2. 7 "Continuous Product Research Program Specifications" means specifications for a Continuous Product listed as "Product Specs. Minimum Acceptable" in Appendix 2.7, definitions and protocols applicable to demonstrate the achievement of the specifications also listed in Appendix 2.7, and the deliverables listed in Appendix 2.7. Such specifications may be amended by written agreement of the parties.

         2.8 "Continuous Product Research Program Technology" means all inventions, developments, know-how, or discoveries, whether or not patentable, which are conceived and/or reduced to practice during the course of the work under the Continuous Product Research Program.

         2.9 "Derived" means technology whose conception, development and/or reduction to practice by one party is based, in whole or in part, upon the Confidential Information of the other party including, but not limited to, the Information (as that term is defined in the CDA dated July 28, 1999) disclosed as of the Third Amendment Effective Date, which Information is subject to such CDA.

         2.10 "Development Program" means that work to be carried out by ABBOTT (whether at ABBOTT or at SPECTRX, or both as set forth in Section 3.5(A) or 3.6(A) of the Third Amendment) specifically to develop the first Continuous Product and the first Non-Continuous Product which is actually commercialized, which program shall commence upon the date of ABBOTT's Development Program Notification to SPECTRX in accordance with Section 3.5 and/or Section 3.7 of the Third Amendment, as the case may be, and, for the Continuous Product, shall end on the First Shipment Date of the Continuous Product being developed and ,for the Non-Continuous Product, on the First Shipment Date of the Non-Continuous Product being developed.

         2.11 "Development Program Notification" means a written notification by ABBOTT to SPECTRX that ABBOTT has determined to commence a Development Program.



(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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         2.12 "Diligent," "Diligently" and "Diligence" means the degree of effort employed by a party hereto consistent with the exercise of good business judgment, which with respect to Continuous Product Research Program, Research Program, Development Programs and commercialization of Licensed Products, shall not be less than the degree of effort accorded projects or products of similar commercial value which result from the party's own research and/or development and commercialization activities, nor less than customary in current industry practice for projects or products of similar commercial value (unless otherwise specifically agreed to in writing by the parties). If a minimum spending level is specified, such minimum will be the maximum spending level needed to meet the financial component of any Diligence.

         2.13 "(*) Technology" means that technology which effectuates or facilitates accessing and/or extraction of interstitial fluid (*), including, but not limited to (*), use of (*) into and/or out of the (*). This definition shall be effective as of the Effective Date of the Agreement.

         2.14 "Joint Continuous Product Research Program Technology" has the meaning attributed to it in Section 11.3.

         2.15 "Manufacturing Costs" means direct labor, direct materials and allocated manufacturing overhead, used in the manufacture of the Product, such calculation being based on generally accepted accounting principles.

         2.16 (*) means an (*) of a Continuous Product including, but not limited to, (*), which Product is (*), or the (*), or the (*), the component not being a (*) or a (*) or a (*)

         2.17 "Milestones" means those milestones set forth in Section 5.1.

         2.18 "Non-Continuous Product" means any Product which is not a Continuous Product.

         2.19 "Non-Invasive Electromagnetic Radiation Technology" means technology using electromagnetic radiation to measure the properties of a biological substance or condition inside or outside the body without the addition of reagents.

         2.20 "(*) Milestone" means the milestone set forth in Section
5.1(A)(2).

         2.21 "Research Oversight Committee" has the meaning set forth in
Section 3.2.

         2.22 "Research Program" means the research carried out jointly from the Effective Date of the Agreement to and including (*) under former Article 2 of the Agreement and the research carried out (*) at ABBOTT and to be carried out by ABBOTT under the provisions of this Third Amendment to determine the feasibility of a

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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Non-Continuous Product. The Research Program shall end on the earlier of (1) the date of ABBOTT's Development Program Notification to SPECTRX in accordance with
Section 3.6 of the Third Amendment, or (2) the date of termination of ABBOTT's rights to all Non-Continuous Product. All Diligence obligations under the Research Program shall only be those performance obligations set forth in Sections 3.6(B) and 3.7(F) of the Third Amendment.

         2.23 "SPECTRX Continuous Product" means the Continuous Product developed by SPECTRX for SPECTRX as set forth in Article 4 of this Third Amendment.

         2.24 "SPECTRX Continuous Product Research Program Technology" has the meaning attributed to it in Section 11.1.

         2.25 "Supply Agreement" has the meaning attributed to it in Section
5.2.

         2.26 "Transfer Price" means the agreed upon purchase price of any (*) supplied by SPECTRX under agreement with ABBOTT.

3.       RESEARCH AND DEVELOPMENT

         3.1 Continuous Product Research Program. The Continuous Product Research Program for ABBOTT primarily will be conducted by SPECTRX at its facility in Norcross, Georgia. SPECTRX will have control over the Continuous Product Research Program provided that SPECTRX is working toward achieving the Continuous Product Research Program Specifications, unless it is transferred to ABBOTT pursuant to Section 3.3(B), in which case ABBOTT will have control. All deviations from or modifications to the Continuous Product Research Program Specifications will be in writing and signed by both parties. SPECTRX shall Diligently undertake, pursue and support those activities under the Continuous Product Research Program required to achieve the Continuous Product Research Program Specifications. For avoidance of doubt, non-achievement of the Continuous Product Research Program Specifications does not necessarily mean lack of Diligence on the part of either party. ABBOTT shall Diligently undertake, pursue, and support those research activities to which the parties have mutually agreed in writing shall be carried out by ABBOTT as part of the Continuous Product Research Program, including a specific reference to what performance requirements constitutes Diligence with regard to such activities. However, notwithstanding such research activities by ABBOTT, other than ABBOTT's obligation of Diligence in the preceding sentence, ABBOTT shall have no responsibility for achievement of, nor any liability for failure to achieve, the Continuous Product Research Program Specifications, no matter what is the reason for such failure. Further, after ABBOTT delivers a Development Program Notification for the first Continuous Product under this Agreement, neither ABBOTT nor SPECTRX shall have

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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further obligations with regard to any research activities or Diligence obligations with regard to any other Continuous Product that ABBOTT may determine to develop or any improvements to any Continuous Product that ABBOTT may make. Diligence requirements for development of the first Continuous Product which is actually commercialized remain in accordance with Section 3.4 of the Third Amendment . If SPECTRX and ABBOTT determine that certain activities have the potential for intellectual property disputes then the parties will negotiate an agreement to cover such specific activities including relevant intellectual property issues before commencing such activities where possible.

         3.2 Research Oversight Committee. Within thirty (30) days of the Third Amendment Effective Date, ABBOTT and SPECTRX will appoint members to a committee to review the work under the Continuous Product Research Program ("Research Oversight Committee"). The parties will define the number of members, duties and frequency of meetings (which shall not be less than every two (2) months) within thirty (30) days of the Third Amendment Effective Date. Notwithstanding the foregoing, upon thirty (30) days prior notice by ABBOTT, SPECTRX will disclose such data and other information related to the Continuous Product Research Program as reasonably requested by ABBOTT. Prior to each Research Oversight Committee meeting, ABBOTT and SPECTRX shall each provide to the other a written report of its respective activities under the Continuous Product Research Program, including relevant data, a description of progress made, and a discussion of any plan variances or problems encountered.

         3.3 Completion, Termination or Transfer of the Continuous Product Research Program.

                  (A) ABBOTT will have no obligation to pay any wind-down or other expenses of SPECTRX if the Continuous Product Research Program is successfully completed, terminated or transferred under this provision or any other provision of the Third Amendment or the Agreement; provided, however, that SPECTRX may utilize the funds from ABBOTT's purchase of preferred stock as set forth in Section 5.5 of this Third Amendment for such expenses.

                  (B) ABBOTT may, in its sole discretion, after (*), elect to transfer the Continuous Product Research Program to ABBOTT and/or redefine the Continuous Product Research Program Specifications and to cease funding such Continuous Product Research Program as conducted by SPECTRX if SPECTRX has not achieved the (*) Milestone by such date. If ABBOTT makes such election, ABBOTT will give SPECTRX forty-five (45) days prior written notice of such election. For clarification, but not limitation, ABBOTT may give


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.Omitted portions have been filed separately with the Commission.


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                           such notice any time after (*). At the end of the
                           forty-five (45) day notice period if ABBOTT transfers the Continuous Product Research Program to ABBOTT, ABBOTT will Diligently undertake the research activities in an attempt to achieve acceptable performance to meet the Continuous Product Research Program Specifications and expenditures for that purpose shall be in accordance with Section 3.4(A)(2). If ABBOTT notifies SPECTRX of its interest to transfer the Continuous Product Research Program, SPECTRX will promptly, after such notice, (i) transfer to ABBOTT all information, all data and half of the (*) Products related to the Continuous Product Research Program as conducted by SPECTRX; (ii) provide shared access to all materials, hardware, software and pilot manufacturing lines related to the Continuous Product Research Program as conducted by SPECTRX for a reasonable period of time until ABBOTT is able to develop or acquire its own capabilities in these areas, and (iii) provide reasonable assistance to ABBOTT in transferring such activities to ABBOTT, and ABBOTT shall reimburse SPECTRX for its reasonable direct expenses, excluding the cost of personnel time required to physically transfer the Continuous Product Research Program materials. If only one hardware item or other item exists, ABBOTT and SPECTRX will develop a plan that allows use by both parties, including the sharing of any operating costs of such item.

                  (C) ABBOTT may elect to cease funding the Continuous Product Research Program as either conducted by SPECTRX or ABBOTT, including declining to make any preferred stock purchase in accordance with Section 5.5.

                           (1) If ABBOTT elects not to make such preferred stock purchase, it will give SPECTRX twenty
                                    (20) days prior written notice and the
                                    Continuous Product Research Program will terminate at the end of such twenty (20) day notice period.

                           (2) If ABBOTT elects to cease funding the Continuous Product Research Program after it is transferred to ABBOTT, then ABBOTT will give SPECTRX ten (10) days prior written notice and the Continuous Product Research Program will terminate at the end of such ten (10) day notice period.

                           (3) If, after (*), ABBOTT elects to cease funding the Continuous Product Research Program, after a decision by ABBOTT to maintain such program at SPECTRX as communicated in


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           writing to SPECTRX, then ABBOTT will give SPECTRX thirty (30) days prior written notice and the Continuous Product Research Program will terminate at the end of such thirty (30) day notice period.

                  (D) If ABBOTT does not deliver the Development Program Notification to SPECTRX for a Continuous Product by the end of the first notice period to come into existence, if any, under Section 3.3(C)(1)-(3), then ABBOTT shall have no further rights under the Agreement (except any right of ABBOTT in ABBOTT Research Program Technology, Derived Technology, Joint Research Program Technology, ABBOTT Continuous Product Research Program Technology, or Joint Continuous Product Research Program Technology or any right pursuant to Article 6 of this Third Amendment or Section 10.3 of the Agreement) to any and all Continuous Products.

         3.4      Development Program Notification.

                  (A) At any time prior to (*), but in no event later than the notice periods specified after the notice for termination of the Continuous Product Research Program as set forth in Section 3.3(C) or (*) after the (*) Milestone has been achieved by SPECTRX, ABBOTT may deliver the Development Program Notification to SPECTRX if ABBOTT determines to commence the Development Program for the Continuous Product. Such time period for delivery by ABBOTT of the Development Program Notification for the Continuous Product may be extended to the earlier of (*) after the (*) Milestone has been achieved or (*), if the (*) Milestone for the Continuous Product has not been achieved by (*); if ABBOTT provides notice to SPECTRX of such extension on or before (*); and if the following occur:

                           (1) ABBOTT provides additional funding at a minimum rate of (*) per quarter and continues the Continuous Product Research Program at SPECTRX to achieve the Continuous Product Research Program Specifications or any such specifications as redefined by ABBOTT, or

                           (2) ABBOTT transfers the Continuous Product Research Program to ABBOTT due to technical problems which SPECTRX has been unable to overcome to achieve the (*) Milestone; and if the Continuous Product Research Program


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities Exchange Commission. Omitted portions have been filed separately with the Commission.

                           is transferred to ABBOTT, ABBOTT spends at the minimum rate of (*) per quarter for each quarter and Diligently pursues the solution to such technical problems until ABBOTT resolves the technical problems to achieve the Continuous Product Research Program Specifications or any such specifications as redefined by ABBOTT.

                  (B) Such time period for delivery by ABBOTT of the Development Program Notification to SPECTRX may be further extended to (*), if ABBOTT makes a Milestone pre-payment of (*) towards the (*) Milestone payment to SPECTRX any time prior to (*)and, if ABBOTT has transferred the Continuous Product Research Program to ABBOTT, ABBOTT continues in accordance with
                           Section 3.4(A)(2) to pursue a solution to the technical problems.

                  (C) If ABBOTT does not deliver the Development Program Notification for a Continuous Product by (*), or such extended time period as set forth in Section 3.4
                           (A)-(B), then all rights of ABBOTT under the Agreement for all Continuous Products (except any right of ABBOTT in ABBOTT Research Program Technology, Derived Technology, Joint Research Program Technology, ABBOTT Continuous Product Research Program Technology, or Joint Continuous Product Research Program Technology or any rights pursuant to Article 6 of this Third Amendment or
                           Section 10.3 of the Agreement) shall immediately revert to SPECTRX. SPECTRX shall promptly send a notice to ABBOTT confirming such reversion of rights; however, such notice will not impact whether such reversion occurs.

         3.5      Development Program - Continuous Product.

                  (A) ABBOTT shall have complete control of the Development Program for the Continuous Product, including, but not limited to, whether to conduct the Development Program itself or to maintain a Development Program for a Continuous Product at SPECTRX or at both SPECTRX and ABBOTT. The cost of such Development Program shall be borne by ABBOTT. Notwithstanding the foregoing, it is anticipated that SPECTRX will be performing development oriented activities prior to ABBOTT providing Development Program Notification (which activities shall have the prior approval of both SPECTRX and ABBOTT) that will be funded by the preferred stock purchase set forth in Section 5.5. To the extent such activities require additional expenditures, which



(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           together with expenditures made or to be made by SPECTRX for the Continuous Product Research Program, are in excess of the funding by the preferred stock purchase, then such additional expenditures shall be separately funded by ABBOTT with prior written approval of ABBOTT. If ABBOTT determines, and SPECTRX agrees, to maintain a portion of the Development Program at SPECTRX, such determination and agreement to be made at the time of Development Program Notification, then ABBOTT and SPECTRX shall establish a mutually agreeable plan and budget for such Development Program within ninety (90) days of the date the Development Program Notification is delivered to SPECTRX. Such Development Program plan will require that SPECTRX at a minimum provide the same resources and expertise, as it has used during the Continuous Product Research Program, or their equivalents as agreed to by ABBOTT and SPECTRX. ABBOTT and SPECTRX shall agree on interim activities, if any, and ABBOTT shall provide interim funding for such activities between Development Program Notification and establishment of the mutually agreeable plan. If SPECTRX is concurrently pursuing development of the SPECTRX Continuous Product, then SPECTRX will also provide equivalent resources, expertise, and priorities for the ABBOTT Continuous Product Development Program. If ABBOTT believes that there is a conflict of interest between the SPECTRX Continuous Product development and the Continuous Product Development Program that materially impacts ABBOTT's Continuous Product Development Program, then ABBOTT shall notify SPECTRX in writing describing the specifics of the conflict of interest. Upon such written notification, the parties will meet to attempt to resolve any issue and SPECTRX shall have thirty (30) days to correct the conflict of interest. If SPECTRX does not correct such conflict of interest within such thirty (30) day period, then ABBOTT (1) will have no obligation to enter into a Supply Agreement or may terminate an existing Supply Agreement for the manufacture of (*)s by SPECTRX; (2) ABBOTT may immediately cease funding SPECTRX activities under the Continuous Product Development Program; and (3) then SPECTRX will promptly transfer to ABBOTT everything related to the Continuous Product Development Program, including, but not limited to, all information, data, Products, materials, hardware, software, pilot manufacturing lines and provide reasonable assistance in transferring such activities and items to ABBOTT. Such transfer shall not include information, data, Products, materials, hardware, software and pilot manufacturing lines that are solely part of the development

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           program for the SPECTRX Continuous Product. If any of these items are common between the ABBOTT program and the SPECTRX program, then the parties will negotiate in good faith on an approach to split or share such items. For clarification, neither the fact that SPECTRX is developing the SPECTRX Continuous Product, nor the fact that it has entered into a Third Party relationship, shall be deemed in and of itself to constitute a conflict of interest for the purposes of this Section 3.5(A).

                  (B) Notwithstanding Section 3.4(A), if the (*) Milestone has been achieved less than (*) before (*), and ABBOTT has not delivered the Development Program Notification for such Product by (*), then ABBOTT shall have (*) from the date of (*) Milestone achievement to deliver the Development Program Notification and will be obligated to pay for any Continuous Product Research Program expenses or any development activities expenses for such Continuous Product requested and authorized in writing by ABBOTT and incurred by SPECTRX after (*) until the date of Development Program Notification. In such case, SPECTRX will have no obligation to continue the research activities for the Continuous Product Research Program after (*) unless ABBOTT and SPECTRX agree to such activities commencing (*).

         3.6      Development Program - Non-Continuous Product.

                  (A) At any time prior to (*), ABBOTT may deliver the Development Program Notification to SPECTRX if ABBOTT determines to commence the Development Program for the Non-Continuous Product. ABBOTT shall have complete control of the Development Program for the Non-Continuous Product or Non- Continuous Products under this Agreement. However, such control by ABBOTT shall not affect the timing of Milestones or the rate of royalties for such Non-Continuous Product or Non-Continuous Products.

                  (B) If ABBOTT does not Diligently pursue research activities beginning (*), and spend at the minimum rate of (*) per year on the Non-Continuous Product research activities beginning (*) and ending upon delivery of the Development Program Notice for such product, or does not deliver the Development Program Notification for a Non-Continuous Product by (*), then all rights of ABBOTT under the Agreement for any and all Non-Continuous Products (except any right of ABBOTT in ABBOTT Research Program Technology, Derived Technology, Joint Research Program Technology,

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           ABBOTT Continuous Product Research Program
                           Technology, or Joint Continuous Product Research Program Technology, or any rights pursuant to Article 6 of this Third Amendment) shall immediately revert to SPECTRX. SPECTRX shall promptly send a notice to ABBOTT confirming such reversion of rights; however, such notice will not impact whether such reversion occurs.

                  (C) If ABBOTT's rights to all Continuous Products have been terminated as set forth in Section 3.4(C), or if ABBOTT notifies SPECTRX that it is terminating the Continuous Product Research Program or Development Program, then ABBOTT must deliver the Non-Continuous Product Development Program Notification to SPECTRX prior to (*) from such termination date for the Continuous Product rights or from notice of termination of the Continuous Product Research Program or Development Program or (*), whichever is earlier or ABBOTT's rights to a Non-Continuous Product shall terminate (except any right of ABBOTT in ABBOTT Research Program Technology, Derived Technology, Joint Research Program Technology, ABBOTT Continuous Product Research Program Technology, or Joint Continuous Product Research Program Technology, or any rights pursuant to Article 6 of this Third Amendment).

         3.7      ABBOTT Development Program Due Diligence.

                  (A) For the Continuous Product and the Non-Continuous Product on which ABBOTT delivers a Development Program Notification to SPECTRX, ABBOTT shall Diligently use its commercially reasonable efforts to achieve:

                           (1) submission of a Regulatory Filing with the FDA within (*) (if a 510K Filing submission is to be made) (*) (if a PMA submission is to be made) after delivery of such Development Program Notification for such Product;

                           (2) the First Shipment Date for such Product within (*) after delivery of such Development Program Notification for such Product if a 510K Filing submission is to be made for such Product or within (*) if a PMA submission is to be made for such Product.

                  (B) If the First Shipment Date has not occurred and if ABBOTT has not submitted a Regulatory Filing to the FDA within the period set forth in Section 3.7(A)(1) above (or any extended period agreed to by the parties pursuant to Section 3.1 of the Agreement) and such

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           failure is not due to a lack of SPECTRX Diligence in fulfilling its responsibilities, if any, under the Development Program, then prior to the end of the period set forth in Section 3.7(A)(1) or such extended period agreed by the parties, ABBOTT may extend such period by (*) by written notice of extension to SPECTRX and within thirty (30) days of such notice, payment to SPECTRX of (*)set forth in
                           Section 5.1(A)(4). ABBOTT further may extend such period by an additional (*) if SPECTRX has commenced developing its SPECTRX Continuous Product and if ABBOTT is Diligently working toward a Regulatory Filing to the FDA. If ABBOTT's failure under this
                           Section 3.7(B) is due to a lack of SPECTRX Diligence, if any, then any such deadline will be extended to the extent impacted by SPECTRX's lack of Diligence.

                  (C) If the First Shipment Date has not occurred and such failure is not due to a lack of SPECTRX Diligence in fulfilling its responsibilities, if any, under the Development Program, then prior to the end of the (*) period set forth in Section 3.7(A)(2), as the case may be, ABBOTT may extend such period (*) , respectively, by written notice of extension to SPECTRX and within thirty (30) days of such notice, payment to SPECTRX of (*). ABBOTT further may extend such period by an additional (*) if SPECTRX has commenced developing its SPECTRX Continuous Product and if ABBOTT is Diligently working toward the First Shipment Date. If ABBOTT's failure under this Section 3.7(C) is due to a lack of SPECTRX Diligence, then such deadlines will be extended to the extent impacted by SPECTRX's lack of Diligence.

                  (D) Unless the parties agree to extend such time for the Regulatory Filing in Section 3.7(A)(1) above, if ABBOTT (i) has not made such Regulatory Filing within the period set forth in Section 3.7(A)(1) or an extended period pursuant to Section 3.7(B) or (ii) if the First Shipment Date has not occurred within the period set forth in Section 3.7(A)(2) or an extended period pursuant to Section 3.7(C), then upon written notice from SPECTRX, ABBOTT shall have no further rights to any and all Continuous Products or to any and all Non-Continuous Products, as the case may be (except any right of ABBOTT in ABBOTT Research Program Technology, Derived Technology, Joint Research Program Technology, ABBOTT Continuous Product Research Program Technology, or Joint Continuous Product Research Program Technology, or any rights pursuant to Article 6 of this Third Amendment), provided that, if ABBOTT has relinquished all rights pursuant to this Section 3.7(D)


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           and as a result this Agreement terminates in accordance with Section 3.8(A), and a Regulatory Filing did not occur due to one of the events set forth in Section 3.1(B) of the Agreement, then SPECTRX shall not be entitled to the license in
                           Section 6.2(C) of the Agreement and grant back of rights set forth in Section 7.1 of the Agreement or the license set forth in Section 11.2(B) of the Third Amendment upon termination of the Agreement.

                  (E) If ABBOTT has made a payment for a particular extension under Section 3.7(B) and/or 3.7(C) for either the first Continuous Product or the first Non-Continuous Product, then if ABBOTT requires the same extension for the first Product of the other type (Non-continuous Product or Continuous Product, as the case may be) under a Development Program, ABBOTT will receive such extension (*) upon prior written notification to SPECTRX within the original time period; provided, that, ABBOTT is employing Diligent commercially reasonable efforts to meet the requirements as set forth in Section 3.7(A) (1) or
                           (2) for such Product and requires such extension to meet such requirements.

                  (F) If ABBOTT does not deliver the Development Program Notification for a Continuous Product by the prescribed date or if ABBOTT notifies SPECTRX that it is terminating all Continuous Product Research or Development Programs, then in the first (*) following the prescribed date or notice of such termination, ABBOTT will Diligently pursue research activities or Development Program, (including spending at the rate of at least (*) on Non-Continuous Product research activities or Development Program and, thereafter, at the rate of (*) per each (*) period until completion or termination of such program). If ABBOTT does not meet these requirements, then SPECTRX may terminate ABBOTT's rights to all Non-Continuous Products upon written notice to ABBOTT and the Agreement will terminate in accordance with Section 3.8(A).

         3.8      Termination of all Programs.

                  (A) Prior to the First Shipment Date, if ABBOTT ceases funding all research activities as set forth in the Agreement, and does not deliver any Development Program Notifications within the prescribed times or ceases all or does not commence any Development Program with regard to either the Continuous Product or Non-Continuous Product, and the parties have not agreed otherwise, then this Agreement shall terminate upon receipt of written notice of same from one party to the other, subject to


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           Sections 10.3 and 10.4 of the Agreement. In any case, prior to the First Shipment Date, if rights to both the Continuous Product and the Non-Continuous Product are relinquished by ABBOTT, this Agreement shall terminate.

                  (B) After the First Shipment Date, if rights to both the Continuous Product and the Non-Continuous Product are relinquished by ABBOTT, this Agreement shall terminate.

                  (C) If ABBOTT ceases funding any research activities, ceases any research activities or any development activities which are required by the Agreement for the Continuous Product or the Non-Continuous Product, ABBOTT shall notify SPECTRX within thirty (30) days of each such cessation unless otherwise provided by this Third Amendment or the Agreement.

         3.9 Reports. ABBOTT and SPECTRX each will provide the other with quarterly reports on its activities under either the Continuous Product Research Program or Research Program and reports every six (6) months for activities under Development Programs, including summary data generated, to the extent necessary to demonstrate that such party is meeting its Diligence requirements (including spending requirements) set forth in the Agreement. Such reports shall redact any data or other information which is subject to a confidentiality agreement between ABBOTT and a Third Party and any data which is outside the scope of ABBOTT's obligations under this Agreement. This requirement for reports for a Research Program and any Development Programs shall not commence until a party has Diligence requirements for such Research Program or Development Program as set forth in Sections 3.5, 3.6 and/or 3.7, as the case may be. Such reports to the Research Oversight Committee will satisfy reporting requirements under this Section 3.9.

         3.10 R & D Expense Records and Audit. ABBOTT and SPECTRX each shall keep and maintain records of amounts spent on the Continuous Product Research Program, the Research Program and Development Programs conducted in accordance with the provisions of Article 3 of the Agreement and Article 3 of this Third Amendment, except for Abbott's requirement for the Research Program and Development Program which shall commence upon the date it has Diligence requirements for such Research Program or Development Program as set forth in Sections 3.5, 3.6 and/or 3.7, for a period of two (2) years after the period to which such records relate. During this period, such records shall be open to inspection upon reasonable written notice by one party to the other party. Such inspection shall be performed by a nationally recognized independent certified public accountant selected by the party requesting the audit and approved by the party to be audited, which approval shall not be unreasonably withheld. All expenses of such inspection shall be borne by the party requesting the audit; provided that, if the audited party is found to have overstated its spending by more than (*) any amounts required to be spent for the Continuous Product Research

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Program, Research Program or Development Programs under Article 3, and as a result is non-compliant with its Diligence requirements, then the audited party shall bear such expenses. The independent certified public accountant shall sign a confidentiality agreement and shall then have the right to examine the records kept pursuant to this Section and report findings (but not the underlying data) of the examination to the party requesting the audit as is necessary to evidence that records were or were not maintained and expenditures made as required by this Article 3. A copy of any report provided to the party requesting the audit by the independent certified public accountant shall be given concurrently to the audited party.

4.       SPECTRX CONTINUOUS PRODUCT

         4.1 Development by SPECTRX. If ABBOTT delivers a notice to materially redefine the Continuous Product Research Program Specifications or of the transfer to ABBOTT of the Continuous Product Research Program or to extend the Development Program Notification date for the Continuous Product in accordance with the Agreement, then SPECTRX may determine to develop not earlier than (*), one (1) Continuous Product, for its own benefit, such research and development to be funded by SPECTRX ("SPECTRX Continuous Product"). SPECTRX shall have the right to modify SPECTRX Continuous Product to eliminate the use of any or all Licensed Rights (as defined in Section 4.2(B)). Notwithstanding the foregoing, SPECTRX will not have such rights to develop a SPECTRX Continuous Product until after (*) if ABBOTT funds the Continuous Product Research Program at SPECTRX after (*) with a commercially reasonable funding level agreed to by the parties in order to develop a (*) Product that meets the Continuous Product Research Program Specifications as first specified in Appendix 2.7. SPECTRX will provide ABBOTT with ten (10) days prior written notice prior to commencing development of a SPECTRX Continuous Product. One Continuous Product means (*) Continuous Product which shall be sold (*) and pursuant to a (*) and which, after commercial launch, (*). Notwithstanding anything in this Section 4.1, (A) if the (*) Milestone is achieved between (*), and (*),, and ABBOTT delivers Development Program Notification within sixty (60) days of SPECTRX's achievement of the (*) Milestone, or (B) if ABBOTT provides Development Program Notification to SPECTRX between (*), and (*), after funding the Continuous Product Research Program at SPECTRX after (*), as set forth in this Section 4.1, then SPECTRX shall not have the right to develop a SPECTRX Continuous Product.

         4.2 License to SPECTRX.

         (A) If the criteria of Section 4.1 are met and within the time period that ABBOTT has extended the deadline for delivering the Product Development Notification ABBOTT receives a written notification from SPECTRX of its election to develop such SPECTRX Continuous Product, ABBOTT shall grant to SPECTRX a royalty-bearing, non-exclusive license, without the right to sublicense,


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           under the Licensed Patents and Know-How to make, have made, use, sell and import the SPECTRX Continuous Product in the Territory, (*). ABBOTT and SPECTRX shall enter into a license agreement which shall include the grant set forth in this Section 4.2(A), the royalty in Section 4.4 and other customary terms and conditions, similar where appropriate, to those license terms set forth in the Agreement.

                  (B) Upon receiving SPECTRX's election to develop such SPECTRX Continuous Product, ABBOTT shall grant to SPECTRX a royalty-bearing, non-exclusive license, without the right to sublicense, under those ABBOTT patent rights and know-how ("Licensed Rights") which have been incorporated into the Continuous Product at the earliest of the following: (1) date of ABBOTT's notice to materially redefine the Continuous Product Research Program Specifications as set forth in
                           Section 4.1; or (2) date of ABBOTT's notice of the transfer to ABBOTT of the Continuous Product Research Program as set forth in Section 4.1; or (3) date of SPECTRX's notice as set forth in Section 4.2(A), to use, sell, and import the SPECTRX Continuous Product in the Territory. ABBOTT and SPECTRX shall enter into a license agreement for such Licensed Rights under commercially reasonable royalty rates and other customary terms and conditions, similar where appropriate, to those license terms set forth in the Agreement.

         4.3 Manufacturing Rights.

                  (A) If SPECTRX is granted a license under Section 4.2(B), ABBOTT shall have the option to manufacture for SPECTRX those items covered by the Licensed Rights. SPECTRX shall deliver notification of such anticipated date to ABBOTT within (*) prior to SPECTRX's commercially reasonable anticipated date of the first commercial sale of the SPECTRX Continuous Product. ABBOTT may exercise its option hereunder by written notice to SPECTRX (*) days of receiving SPECTRX's notification. If ABBOTT delivers such notice to SPECTRX, SPECTRX and ABBOTT shall enter into a manufacturing agreement under commercially reasonable terms agreed upon by the parties. If ABBOTT does not exercise its option within the designated time period, then ABBOTT shall modify SPECTRX's license grant set forth in Section 4.2(B) to extend it to "make and have made."

                  (B) If SPECTRX is manufacturing (*)s for ABBOTT in accordance with Section 5.2 and SPECTRX's (*) of the SPECTRX Continuous

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



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                           Product and (*) exceed the greater of (*) of SPECTRX
                           (*) as defined in Section 4.4(B) in any rolling twelve (12) month period, or (2) (*) of the combined total of the (*) of SPECTRX (*) as defined in Section 4.4(B) of the SPECTRX Continuous Product and (*) and the (*) of ABBOTT Continuous Product and (*), then ABBOTT shall have the option to transfer such manufacture of (*)s to ABBOTT or a Third Party designated by ABBOTT. ABBOTT may exercise its option at any time after SPECTRX exceeds the threshold set forth in this Section by written notice to SPECTRX. ABBOTT and SPECTRX will agree on a commercially reasonable transition plan and timetable to transfer such manufacturing to ABBOTT or ABBOTT's designee and SPECTRX will provide the necessary documentation and assistance for such transfer. SPECTRX will provide the necessary documentation and limited assistance at its own expense and ABBOTT shall pay for all other expenses associated with such transfer.

         4.4 Royalty.

                  (A)      In consideration for the license granted under
                           Section 4.2(A), SPECTRX shall pay to ABBOTT a royalty as set forth in Section 4.4(B) on (*) of the SPECTRX Continuous Product and (*) in the Territory applying the same criteria to SPECTRX as in (*) for ABBOTT, including the same provisions for deductions as set forth in Section 1.23(A) of the Agreement and Section 5.6(B) of the Third Amendment. No royalty shall be due for sales through ABBOTT or by ABBOTT under distributor rights negotiated under Section 4.5 or for items manufactured by ABBOTT for SPECTRX that are related to the SPECTRX Continuous Product; provided, that royalties also shall be due under the circumstances that would call for ABBOTT to pay royalties on its (*) under Section 4.2(D) of the Agreement.

                  (B) Prior to First Shipment Date of Abbott's Continuous Product, royalties will be calculated on (*) at a royalty rate of (*). Thereafter, the royalty rate will be based on SPECTRX (*) (as defined in Section 4.4(B)(1)) in accordance with Appendix 4.4. Royalties shall be calculated as follows:

                           (1) It is anticipated that a majority of SPECTRX's (*), if any, of the SPECTRX Continuous Product and (*) will be made (*) for each year, total SPECTRX actual (*) of the SPECTRX Continuous Product and (*) shall be (*) unless SPECTRX or ABBOTT can demonstrate that the impact of such (*) is materially different than (*) for such year. The royalty rate(s)

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    for such year shall be determined by
                                    applying such SPECTRX (*) to the chart in Appendix 4.4.

                           (2) The royalty payment shall be determined by the formula (*) where (*) is the applicable royalty rate in Appendix 4.4; (*) is the total SPECTRX (*); and (*) is a fraction, the numerator of which is that portion of the SPECTRX (*) applicable to such royalty rate and the denominator of which is the total (*).

                  (C) Any sales of the SPECTRX Continuous Product and/or (*) by a Third Party in which SPECTRX has a material financial interest shall be deemed sales by SPECTRX and such sales shall be included in (*) for purposes of calculation of the royalty payment under this Article.

         4.5 Right of First Negotiation - Distribution Rights. ABBOTT shall have the right of first negotiation for the exclusive right to the distribution of the SPECTRX Continuous Product which right of first negotiation may be exercised as follows:

                  (A) Within (*) prior to SPECTRX's commercially reasonable anticipated date of first commercial sale of the SPECTRX Continuous Product, SPECTRX shall deliver written notification to ABBOTT regarding its right of first negotiation. SPECTRX shall not engage in any discussions with any Third Party concerning such distribution until ABBOTT's right of first negotiation terminates in accordance with Section 4.5(C) or 4.5(D).

                  (B) ABBOTT shall have (*) after receipt of the notice and the report in Section 4.5(C) to provide a written response indicating whether ABBOTT is interested or not in such distribution rights.

                  (C) At the time that the notice is delivered to ABBOTT, SPECTRX shall provide to ABBOTT a full report on the SPECTRX Continuous Product, including technical specifications and performance of the SPECTRX Continuous Product reasonably necessary to assess performance and marketability and any other information reasonably requested by ABBOTT. Within (*) after receipt of such report, ABBOTT may send to SPECTRX an initial proposal containing proposed financial and other material terms for such distribution relationship (the "ABBOTT Proposal"). If ABBOTT does not send an ABBOTT Proposal within such period of time, then ABBOTT's right of first negotiation with regard to such distribution rights shall terminate.

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (D) If ABBOTT delivers an ABBOTT Proposal to SPECTRX, SPECTRX and ABBOTT shall promptly enter into good faith negotiations towards a distribution agreement upon mutually agreed terms and conditions. Subject to SPECTRX making all reasonable efforts to meet and negotiate with ABBOTT on a timely basis and in good faith, if SPECTRX and ABBOTT fail to reach mutual agreement on a term sheet covering the material terms and conditions of a distribution agreement within (*) from the receipt of the ABBOTT Proposal by SPECTRX, or fail to execute a definitive distribution agreement within (*) of such receipt, then upon written notice from SPECTRX, ABBOTT shall have no further right of first negotiation with regard to such distribution rights except as set forth in
                           Section 4.5(E).

                  (E)      (1)      If, during  the (*) period subsequent to the
                                    process set forth in Section 4.5(A)-(D), SPECTRX negotiates proposed terms for a distribution agreement for the SPECTRX
                                    Continuous Product with a Third Party under terms and conditions that are more favorable to the Third Party than those originally proposed during negotiation with ABBOTT
                                    (taking into consideration all relevant
                                    terms of both proposals, including, but not limited to, quantities, any minimum purchase obligations, type of distribution rights, type of Third Party and other agreement obligations) ("More Favorable Terms"), then
                                    SPECTRX by written notice promptly shall inform ABBOTT of the More Favorable Terms and ABBOTT shall have (*) to accept such More Favorable Terms by written notice to SPECTRX.

                           (2) If ABBOTT and SPECTRX fail to enter into a distribution relationship pursuant to
                                    Section 4.5(D), and prior to entering into any other definitive distribution agreement with a Third Party, SPECTRX makes significant improvements to the SPECTRX Continuous Product, then ABBOTT shall have the right of first negotiation with regard to such improved SPECTRX Continuous Product under the same process as set forth in this
                                    Section 4.5(A)-(D).

         4.6 Post Election Efforts on ABBOTT's Program. Notwithstanding SPECTRX's election to develop a SPECTRX Continuous Product, if SPECTRX is continuing to perform research or development work under this Agreement for ABBOTT, SPECTRX agrees that it will Diligently pursue all such activities in accordance with Section 3.5(A).


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.       CONSIDERATION

         5.1      Milestone Payments.

                  (A) ABBOTT shall pay to SPECTRX the following payments for the milestones listed below ("Milestones"):

                           (1) (*) or achievement of the Milestone set forth in Section 5.1(A)(2), whichever is earlier (but in no case prior to (*).

                           (2) (*) of ABBOTT's (or a mutually acceptable competent Third Party's) written notice of determination that a (*) meets all of the Continuous Product Research Program Specifications or on (*), whichever is later; such written notice of determination to be made within (*) after receipt by ABBOTT of the investigator's final report on the (*) study and all other reports described in the Continuous Product Research Program Specifications necessary to assess the achievement of this Milestone (excluding items required for the Development Program, e.g., drawings, parts list, etc.). (This Milestone shall be deemed achieved if ABBOTT delivers the Development Program Notification in Section 5.1(A)(3) for either a Continuous Product or Non-Continuous Product.)

                           (3) (*) of delivery by ABBOTT to SPECTRX of a Development Program Notification.

                           (4) (*) of submission by ABBOTT of a Regulatory Filing with the FDA for a Product.

                           (5) (*) of ABBOTT receiving the first written approval to market from the FDA for a Product.

                           (6) (*) of the First Shipment Date of Product.

                  (B) The payment for each Milestone shall be made only once, notwithstanding that the Milestone is met for more than one Product. The total consideration due from ABBOTT under this Section 5.1 shall not exceed (*).

                  (C) ABBOTT at its election by the delivery of a written notice to SPECTRX ("Common Stock Election Notice"), may use a portion, up to one-half, of its payment obligations under each of Section


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           5.1(A)(2) and Section 5.1(A)(3) to purchase shares of common stock of SPECTRX ("SPECTRX Common Stock") as detailed in the Common Stock Purchase Agreement, Appendix 5.1. If ABBOTT elects to make any such purchase of SPECTRX Common Stock, then, as further provided in Section 5.4(A) hereof, the credit against royalties for certain Milestone payments shall be reduced by a sum equal to the aggregate purchase price of such SPECTRX Common Stock.

                  (D) If a Milestone payment is made as specified in 5.1(A) or as a prepayment for an extension (Sections 3.4(B), 3.7(B), 3.7(C)) any such payment is non-refundable, except as to credits in Section 5.4, or in any case, if this Agreement is terminated.

         5.2 Transfer Price - (*)s for Continuous Product. If SPECTRX is competitive with regard to Manufacturing Costs (*) greater than those by bonafide Third Party manufacturers) unless SPECTRX adjusts its Transfer Price to an amount equal to that Transfer Price that would have resulted had SPECTRX Manufacturing Costs been no more than (*) greater, and manufacturing quality of the (*)s for the Continuous Product (i.e., SPECTRX meets FDA QSR and European EN46001 requirements, demonstrates to ABBOTT's reasonable satisfaction it has sufficient manufacturing capacity to timely meet reasonably expected demand in accordance with the forecast according to the Supply Agreement, and is able to consistently supply (*)s that meet the final product specifications), then ABBOTT and SPECTRX shall enter into a supply agreement substantially in the form of Appendix 5.2 and containing the following terms for the supply of the (*)s by SPECTRX to ABBOTT ("Supply Agreement"). ABBOTT shall pay a Transfer Price for each (*) whether manufactured by SPECTRX or for SPECTRX by a Third Party that equals the product of the Manufacturing Costs multiplied (*) or such lower Transfer Price as SPECTRX may propose. If SPECTRX elects to supply the (*)s that are manufactured by a Third Party under the direction of SPECTRX, ABBOTT shall have the right to approve such Third Party, which approval will not be unreasonably withheld.

         5.3 Royalty - Continuous Product. ABBOTT will pay royalties on annual (*) of all Continuous Product and all (*) which are Licensed Products, excluding that part of (*) attributable to (*) manufactured by SPECTRX, in the Territory as set forth in Section 4.2(C) of the Agreement; subject to the (*) deduction in
Section 5.6, and provided, however, that the (*) of all Licensed Products shall be aggregated to obtain the (*) Within One Year for purposes of the royalty calculation set forth in Section 4.2(C) of the Agreement.

         5.4      Credits Against Royalties and Transfer Price.

                  (A) The Milestone payments under Sections 5.1(A)(5) and 5.1(A)(6), up to a total amount of (*), less any amounts paid for preferred

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           stock as set forth in Section 5.5 or SPECTRX Common Stock in lieu of Milestone payments as set forth in
                           Section 5.1(C), shall be credited against future royalties payable by ABBOTT and/or the Transfer Price of the (*)s purchased by ABBOTT from SPECTRX. Such payments shall be credited against royalties or the Transfer Price due to SPECTRX (1) at the time of payment of such royalty so that SPECTRX shall receive (*) of the royalty amount due to it (i.e., for every (*) in royalties due SPECTRX, SPECTRX shall receive (*) or (2) at a rate of (*) of the Transfer Price, respectively, until the total of (*) or such applicable lesser amount, has been credited against royalties and/or the Transfer Price due SPECTRX from ABBOTT.

                  (B) If (*) of the first Licensed Product, which Licensed Product establishes the First Shipment Date, and all subsequent Licensed Products, have not totaled (*) within (*) of the First Shipment Date ("Cumulative Amount"), then upon written notice by ABBOTT to SPECTRX the following amounts would be creditable against royalties and/or the Transfer Price of the (*)s, in accordance with the formula set forth in
                           Section 5.4(A), until the total credited amount had been attained or until the (*) by ABBOTT of the Licensed Product for any twelve (12) month period following the First Shipment Date (i.e. months 1-12, 13-24, 25-36, etc. starting from the First Shipment
                           Date) equal (*), whichever is first:

                           Cumulative Amount Up to and Including                Credited Amount
                           -------------------------------------                ---------------
                                    (*)                                               (*)
                                    (*)                                               (*)
                                    (*)                                               (*)

                  (C) ABBOTT may within (*) of the Third Amendment Effective Date identify a (*) and, thereafter, if ABBOTT chooses in its commercially reasonable business judgment to take a license under such (*) or any foreign counterparts, any divisions, continuations and continuations-in-part, extensions, renewals or reissues of such patent to make, have made, use, sell or import a Product, in order not to infringe such (*) by the practice of the Licensed Patents or Know How for such Product, then up to (*) of payments made by Abbott to acquire and maintain such license, not to exceed (*) of such payments), shall be creditable against royalties and/or Transfer Price due to SPECTRX from ABBOTT, in accordance with the formula set forth in Section 5.4(A), provided, however, that no such payments shall be creditable for license payments made to an affiliate of ABBOTT. To the extent that such license also covers


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           other products or services, the payments shall be allocated among Product and such other products or services based on sales and the credit shall be limited to the percentage allocated to Product.

                  (D) If SPECTRX fails to supply the (*)s and ABBOTT elects to transfer the manufacturing to ABBOTT or an ABBOTT designated Third Party, all in accordance with the terms of the Supply Agreement, then ABBOTT shall be entitled to a credit against any royalties due to SPECTRX for the reasonable costs of transition of such manufacturing from SPECTRX. ABBOTT shall give written notification of such costs with the first royalty payment due SPECTRX after the transfer is effective. The credit shall be taken against any royalties due to SPECTRX under the Agreement without recourse to the formula under Section 5.4(A).

         5.5      Preferred Stock Purchase.

                  (A) Contemporaneously with the execution and delivery of this Third Amendment, and effective as of the Third Amendment Effective Date, ABBOTT and SPECTRX have entered into that certain Redeemable Convertible Preferred Stock Purchase Agreement pursuant to which and subject to its terms and conditions, SPECTRX has agreed to issue and sell, and ABBOTT has agreed to purchase, an aggregate of 525,000 shares of a new class of preferred stock of SPECTRX to be designated Redeemable Convertible Preferred Stock at a purchase price of Ten Dollars ($10.00 ) per share. The date of the First Closing (as defined in such Redeemable Convertible Preferred Stock Purchase Agreement) shall be the Third Amendment Effective Date.

                  (B) SPECTRX shall use all of the payments for preferred stock received from ABBOTT only for the costs associated with the Continuous Product Research Program for ABBOTT (such costs to be similar to those outlined in the original Appendix 2.3 of the Agreement) under the Third Amendment or any wind-down expenses of SPECTRX in accordance with Section 3.3, if a Continuous Product Research Program is completed, terminated or transferred by ABBOTT. If, at the time ABBOTT elects to transfer the Continuous Product Research Program to ABBOTT, ABBOTT and SPECTRX agree to continue research activities at SPECTRX, or at the time that ABBOTT gives Development Program Notification, ABBOTT and SPECTRX agree (in both cases, SPECTRX's agreement will not be unreasonably withheld) to continue development activities at SPECTRX, then to the extent


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           that the total costs and expenses incurred by SPECTRX for performance of the Continuous Product Research Program are less than the payments for preferred stock received from ABBOTT, SPECTRX shall first use the balance of those payments for the above-mentioned continuing research and development activities and upon the complete use of those payments, ABBOTT shall provide separate funding for the costs and expenses of the remainder of such activities. ABBOTT shall have up to three (3) months from the above election or notice to identify and agree with SPECTRX on such activities. The obligation to use the preferred stock payments, if any balance remains, will cease six (6) months from any such election or notice. SPECTRX shall employ Diligent commercially reasonable efforts to limit wind-down expenses, including, but not limited to, immediately terminating or noticing termination, as permitted, of any obligations which incur costs, not entering into any new financial commitments and Diligently taking all reasonable steps to minimize any existing and/or continuing costs which cannot be immediately terminated.

         5.6 (*) Deduction. Prior to the determination of any royalty amount due to SPECTRX by ABBOTT, (*) for each year shall be adjusted as follows:

         (A) (*)

         (B) (*)

6.       OTHER LICENSES

         6.1      (*) Technology and (*).

                  (A) Subject to Section 6.1(B), if either SPECTRX or ABBOTT possesses any rights pursuant to a patent or patent application (which it has the right to sublicense) covering (*) Technology or (*) and the other party requests the right to practice under such patent rights, then the party possessing such rights pursuant to a patent or patent application agrees to grant a non-exclusive license, without the right to sublicense, except for a limited right to sublicense for Third Party manufacture, to the other party, under reasonable commercial terms mutually agreed upon by the parties, to make, have made, use, sell and import Continuous Products as follows:

                           (1) If SPECTRX is the party possessing such rights, then SPECTRX shall grant to ABBOTT a non-exclusive license under SPECTRX (*) Technology or (*); the term of any such


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           license(s) from SPECTRX to ABBOTT shall be concurrent with the term of the rights under Licensed Patents and Know How held in the Field by ABBOTT except any such license for technology Derived by SPECTRX from ABBOTT (*) Technology or (*) shall survive termination, other than for breach by ABBOTT of the Agreement; or

                  (2)      if ABBOTT is the party possessing such rights, then:

                                    (a)     if the Agreement is terminated other
                                            than for breach by SPECTRX, ABBOTT
                                            shall grant SPECTRX a non-exclusive
                                            license under ABBOTT (*) Technology
                                            for Continuous Products;

                                    (b)      if, pursuant to the terms of this
                                             Agreement, ABBOTT's rights to all
                                             Continuous Products are terminated,
                                             other than by a termination by
                                             ABBOTT of the Agreement for breach
                                             by SPECTRX, then ABBOTT shall grant
                                             SPECTRX a non-exclusive license
                                             under ABBOTT (*) Technology for
                                             Continuous Products.

                                    (c)      The term of any such license(s)
                                             granted under this Section
                                             6.1(A)(2) shall survive termination
                                             of the Agreement other than
                                             termination for breach by SPECTRX.

                  (B) Any license granted to SPECTRX under Section 6.1(A) shall be strictly limited to ABBOTT (*) Technology and shall not include or imply the right to use any ABBOTT (*) Technology or (*) which was not Derived from SPECTRX technology, nor shall it include or imply any right to practice under any intellectual property rights based on technology recorded in the written records of ABBOTT before July 28, 1999 (except for Derived Technology), or any technology under which ABBOTT acquires a license from Third Parties except for the (*) referenced in Section 5.4(C).

                  (C) If SPECTRX utilizes the license granted by ABBOTT pursuant to Section 6.1(A), then ABBOTT will have the right to manufacture any (*) for the SPECTRX Product which utilizes such license during the term of such license under commercially reasonable terms agreed to by the parties. At the time SPECTRX delivers written notice to ABBOTT of its intention to commence development of a SPECTRX Continuous Product pursuant to


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           Section 4.1 of this Third Amendment, which shall not be before specifications sufficient to allow reasonable estimate of Manufacturing Costs of such (*) are finalized, SPECTRX and ABBOTT will enter into good faith negotiations toward an agreement for the supply of such (*) by ABBOTT. In the event that the parties are not able to reach an agreement within (*) despite Diligent negotiations, either party may terminate such negotiations upon written notice to the other, after which SPECTRX shall have the right to manufacture for itself, or have manufactured for it by Third Parties, such (*), provided, however that the terms and conditions for SPECTRX of such manufacturing arrangement shall not be, in the aggregate, less favorable to SPECTRX than the terms offered by ABBOTT. During such negotiation, ABBOTT shall supply (*) to SPECTRX on mutually agreeable terms, or at SPECTRX's option, SPECTRX shall have the right to purchase (*) from a Third Party.

                  (D) In any case in which a license to patent rights covering (*) Technology is conveyed to a party, it shall convey a license to patent rights covering combinations of (*) Technology with (*) Technology or combinations of (*) Technology with (*), in which the advancement over the art is in (*) Technology, and the combination is made with (*) Technology or (*) in existence as of the Effective Date of this Third Amendment, but shall not convey a license to patent rights covering (*) Technology or (*) alone. Therefore, a license to such patent rights for the combinations does not in and of itself provide the right to practice the combination unless the party already has the right to use such (*)Technology or (*).

         6.2 (*). At SPECTRX's written request, ABBOTT agrees to enter into good faith negotiations with SPECTRX for the granting of a license to SPECTRX for ABBOTT Diagnostic Division (*) (which technology is not subject to an exclusive license or other restrictions prohibiting the granting of a license at the time of SPECTRX's request); provided, that, ABBOTT Diagnostics Division desires to out-license such technology to Third Parties, not including technology which ABBOTT is cross-licensing or has cross-licensed with a Third Party in order to obtain the technology of such Third Party. If SPECTRX makes such a request to ABBOTT and ABBOTT does not desire to out-license such technology at the time of such request, then SPECTRX's request shall be effective for a (*) period following the date the request is received by ABBOTT. If ABBOTT desires to out-license such technology during such (*) period, ABBOTT will notify SPECTRX and SPECTRX and ABBOTT will enter into good faith negotiations for the grant of a license to SPECTRX for such technology. After such (*) period, ABBOTT will have no obligation to enter into such negotiations unless SPECTRX makes another request in writing. Any breach of this Section 6.2 by ABBOTT will not be considered a material breach of the Agreement.


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         6.3 (*). For avoidance of doubt, the parties acknowledge that ABBOTT has the right to (*)
         6.4      License Limitation.

                  (A)      The licenses granted by either party pursuant to this
                           Article 6 shall not extend to making, having made, using, selling or importing (*) for either (i) the Products developed for or by the other party or (ii) devices of any kind other than Products in which the other party has any exclusive or co-exclusive right and neither party shall have an obligation under the Agreement to grant such license to the other.

                  (B) If under the terms of a contract that existed prior to the Effective Date of the Agreement between a party to this Agreement and a Third Party, such party is obligated to license to such Third Party any rights granted to it under this Article 6, then such license shall be granted to such Third Party only to the extent of the license granted to such party (i.e., such license to a Third Party must include all limitations imposed on the original licensee hereunder).

7.       (*)

         7.1      Payments by ABBOTT. Under the agreement among (*)

         7.2      (*).  SPECTRX agrees to (*)


8.       OTHER MANUFACTURING BY SPECTRX

         Upon the request of SPECTRX, ABBOTT will consider using SPECTRX to manufacture devices for ABBOTT Diagnostic Division which devices use optical technology or any other devices that could be economically manufactured in a SPECTRX manufacturing facility. Any breach of this Article 8 by ABBOTT will not be construed as a material breach of the Agreement by ABBOTT.

9.       WAIVER

         SPECTRX hereby waives any milestone payments associated with the milestones set forth in Section 4.2(B) of the Agreement, including, but not limited to, the payment set forth in Section 4.2(B)(v) of the Agreement, all of which milestones and milestone payments are superceded by the Milestones and Milestone payments set forth in Section 5.1.


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

10.      EXISTING AGREEMENT TERMS

         All other terms and conditions of the Agreement shall be effective to the extent they are not inconsistent with this Third Amendment as set forth in
Section 1.1 of this Third Amendment.

11.      OWNERSHIP OF INTELLECTUAL PROPERTY

         11.1 SPECTRX Continuous Product Research Program Technology. All Continuous Product Research Program Technology invented solely by SPECTRX employees, agents or contractors ("SPECTRX Continuous Product Research Program Technology") shall be the property of SPECTRX; and all SpectRx Continuous Product Research Program Technology in the Field and all SPECTRX Continuous Product Research Program Technology related to (*) Technology, (*) or (*) Technology shall be promptly disclosed in writing to ABBOTT; and shall be subject to the following:

                  (A) If the SPECTRX Continuous Research Program Technology is useful solely within the Field, then such SPECTRX Continuous Product Research Program Technology shall be included under the Licensed Patents or Know-How, as appropriate, and shall be included under ABBOTT's Licenses in the Field as set forth in Section 4.1 of the Agreement.

                  (B) If the SPECTRX Continuous Product Research Program Technology is useful within the Field and outside the Field, then:

                           (1) such SPECTRX Continuous Product Research Program Technology shall be included under the Licensed Patents or Know-How, as appropriate, and shall be included under ABBOTT's Licenses in the Field as set forth in Section 4.1 of the Agreement; and

                           (2) ABBOTT shall have the right of first negotiation for a license under the SPECTRX Continuous Product Research Program Technology in all other fields with the exception of (*), such right to be exercised as set forth in Section 11.3(D).

                  (C) If the SPECTRX Continuous Product Research Program Technology is useful solely outside the Field, then ABBOTT shall have the right of first negotiation to a license under the SPECTRX Continuous Product Research Program Technology in all other fields with the exception of (*), such right to be exercised as set forth in Section 11.3(D).

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (D) By way of clarification, but not limitation, all technology invented by SPECTRX, its employees, agents or contractors outside the Continuous Product Research Program (other than that invented under the Research Program as set forth in Section 6.1 of the Agreement) and outside the Field or acquired or licensed by SPECTRX outside the Field, are the sole property of SPECTRX, and except as set forth in
                           Section 6.1, SPECTRX shall have no obligation hereunder to grant a license under such technology to ABBOTT.

         11.2     ABBOTT Continuous Product Research Program Technology

                  (A) All Continuous Product Research Program Technology invented solely by ABBOTT employees, agents or contractors ("ABBOTT Continuous Product Research Program Technology") shall be the property of ABBOTT and all ABBOTT Continuous Product Research Program Technology in the Field and all ABBOTT Continuous Product Research Program Technology related to ABBOTT (*) Technology shall be promptly disclosed in writing to SPECTRX and shall be subject to Section 11.2(B).

                  (B)      In the event of early termination pursuant to
                           Section 3.8(A) or by ABBOTT pursuant to Section 10.2(A)(i) of the Agreement or by SPECTRX pursuant to
                           Section 3.7(D) (subject to certain exceptions set forth in that Section) or pursuant to Section 10.2(D) of the Agreement prior to the First Shipment Date, ABBOTT shall grant to SPECTRX a worldwide, royalty-bearing, nonexclusive license with the right to sublicense, under ABBOTT Continuous Product Research Program Technology, other than (*)Technology or (*), except for ABBOTT (*) Technology set forth in
                           Section 6.1, to make, have made, use, sell and import products in the Field.

                  (C) ABBOTT and SPECTRX shall enter into a license agreement regarding the licenses in Section 11.2 which shall contain the standard license terms and conditions under which ABBOTT shall be entitled to (*) of all license fees and royalties received by SPECTRX from any sublicense from SPECTRX to a Third Party, which shall not include SPECTRX's existing license obligations to (*) under an agreement dated (*).

                  (D) By way of clarification, but not limitation, the following are the sole property of ABBOTT and, except for Abbott (*) Technology as set forth in Section 6.1, ABBOTT shall have no obligation hereunder to


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           grant a license to SPECTRX under: (1) technology invented by ABBOTT employees, agents and/or contractors outside the Continuous Product Research Program other than that invented under the Research Program as set forth in Section 6.2 of the Agreement;
                           (2) (*) Technology including (*) and (*); and (3) technology under which ABBOTT acquires a license from Third Parties except for the (*) referenced in
                           Section 5.4(C), whether or not within the Field.

                  (E) Notwithstanding anything in this Section 11.2, if the Continuous Product Research Program is transferred to ABBOTT, then all ABBOTT Continuous Product Research Program Technology conceived and/or reduced to practice solely by ABBOTT or by ABBOTT with a Third Party after such transfer ("Abbott Post-Transfer Technology") shall be the property of ABBOTT or ABBOTT and such Third Party and all such technology to the extent applicable to the Field shall be treated in the same manner that Development Program Technology would be treated in Section 7.1 of the Agreement after delivery of the Development Program Notification but prior to the First Shipment Date.

         11.3 Joint Continuous Product Research Program Technology. All Continuous Product Research Program Technology invented by at least one employee, agent or contractor of ABBOTT and at least one employee agent or contractor of SPECTRX ("Joint Continuous Product Research Program Technology") shall be the joint property of ABBOTT and SPECTRX subject to the following:

                  (A) If the Joint Continuous Product Research Program Technology is useful within the Field, then SPECTRX's interest in such Joint Continuous Product Research Program Technology shall be included under the Licensed Patents or Know-How, as appropriate, and shall be included under ABBOTT's Licenses in the Field as set forth in Section 4.1 of the Agreement.

                  (B) If either party grants a license to a Third Party outside the Field (or after termination of this Agreement within or outside what was defined as the Field when the Agreement was effective) under that party's interest in any Joint Continuous Product Research Program Technology, then the other party shall be entitled to (*) of all license fees and royalties received by the licensed party in consideration for such license which shall not include SPECTRX's existing license obligations to (*) under an agreement dated (*). If the parties jointly grant an Exclusive License to a Third Party, then the parties shall equally share in all license fees and royalties generated by such license.


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (C) If either party is interested in obtaining an Exclusive License, or in outlicensing its interest under any Joint Continuous Product Research Program Technology outside the Field, then such party ("licensing party") shall promptly notify the other party, and in the latter case, such other party shall have the right of first negotiation to obtain an Exclusive License under the licensing party's interest in such Joint Continuous Product Research Program Technology, in accordance with the procedure under Section 11.3(D).

                  (D) ABBOTT and SPECTRX have the right of first negotiation to certain Continuous Product Research Program Technology of the other in accordance with Sections 11.1(B)(2), 11.1(C) and 11.3(C) or the
                           Business (as defined in Section 7.2 of the Agreement) for Continuous Products. If either party intends to outlicense or desires to collaborate regarding such Continuous Product Research Program Technology (or ABBOTT desires to sell the Business for Continuous Products), such party ("Notifying Party") shall deliver written notification of such intent or a proposal ("Notice") to the other party. The Notice shall be delivered prior to the Notifying Party engaging in discussions with any Third Party concerning such Continuous Product Research Program Technology (or the Business for Continuous Products), provided that the Notifying Party may acknowledge to any such Third Party that the other party has such a right of first negotiation. The other party shall have (*) after receipt of the Notice to provide a written response indicating whether or not it is interested in such Continuous Product Research Program Technology (or the Business for Continuous Products). At the time that the Notice is delivered, the Notifying Party shall provide to the other party a report on the current status of its research and development activities with regard to such Continuous Product Research Program Technology (or the Business for Continuous Products). At any time within (*) after receipt of such report, the other party may send to the Notifying Party an initial proposal containing proposed financial and other material terms for a license and/or collaboration agreement for the development and commercialization of such Continuous Product Research Program Technology (or for a purchase agreement for the Business for Continuous Products) (the "Proposal"). If the other party does not send a Proposal within such period of time or any extended time period agreed to by the parties, then the other party's right of first negotiation with regard to such Continuous Product Research Program Technology (or the Business for Continuous Products), shall expire. If the other party sends a Proposal to the Notifying


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           Party, the parties shall promptly enter into good faith negotiations towards an agreement upon mutually agreed terms and conditions. Subject to the Notifying Party making all reasonable efforts to meet and negotiate with the other party on a timely basis and in good faith, if the parties fail to reach mutual agreement on a term sheet covering the material terms and conditions of an agreement within (*) from the receipt of the Proposal, then upon written notice from the Notifying Party to the other party, all negotiations shall cease and the other party shall have no further right of first negotiation with regard to such Continuous Product Research Program Technology (or the Business for Continuous Products).



ABBOTT LABORATORIES                  SPECTRX, INC.

By:                                   By:
   -------------------------------       -------------------------------------
        James J. Koziarz                     Mark A. Samuels
Title:  Corporate Vice President      Title: Chairman, Chief Executive Officer
        Diagnostic Products
        Research and Development

Date:                                 Date:
     -----------------------------         -----------------------------------


(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  Appendix 2.7
               Continuous Product Research Program Specifications

(*)



Appendix 2.7 Definitions:

(*)


Appendix 2.7 Information for Protocols:

(*)




Appendix 2.7 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  Appendix 4.2
                                List of Companies

                                       (*)














Appendix 4.2 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Appendix 4.4

                     SPECTRX Continuous Product Royalty Rate

                        SPECTRX (*)
                        -----------
                     Within One Year
                     ---------------
                           ($MM)                                               Royalty Rate Percent
                           -----                                               --------------------

                     ------------------------------------------------------------------------------
                         Up to (*)                                                     (*)
                     ------------------------------------------------------------------------------
                            (*)                                                        (*)
                     ------------------------------------------------------------------------------
                            (*)                                                        (*)
                     ------------------------------------------------------------------------------
                            (*)                                                        (*)
                     ------------------------------------------------------------------------------
                            (*)                                                        (*)
                     ------------------------------------------------------------------------------




Appendix 4.4 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  Appendix 5.1
                         COMMON STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT is made as of November November 30, 1999 between SpectRx, Inc., a Delaware corporation located at 6025A Unity Drive, Norcross, Georgia 30071 ("SpectRx"), and Abbott Laboratories, an Illinois corporation located at 100 Abbott Park Road, Abbott Park, Illinois 60064 ("Abbott").

                                   WITNESSETH:

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto have entered into a certain Amendment dated of even date herewith to that certain Research & Development and License Agreement between the parties dated October 10, 1996 (the "Development Amendment");

                  WHEREAS, pursuant to Section 5.1(A)(2) and Section 5.1(A)(3) of the Development Amendment, and subject to certain terms and conditions, Purchaser has agreed to make certain milestone payments to SpectRx, each in the amount of (*);

                  WHEREAS, the parties hereto have agreed that Abbott (*) and receive in exchange therefor shares of common stock of SpectRx ("SpectRx Common Stock"), and to accommodate these agreements and the purchase and sale of such shares of SpectRx Common Stock, the parties have entered into this Common Stock Purchase Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, SpectRx and Abbott agree as follows:

         1. AGREEMENT AS TO PURCHASE AND SALE OF SPECTRX COMMON STOCK. Abbott at its election by delivery of a written notice to SpectRx ("Common Stock Election Notice"), may use a portion, up to one-half, of its payment obligations under each of Section 5.1(A)(2) and Section 5.1(A)(3) of the Development Amendment to purchase shares of common stock of SpectRx ("SpectRx Common Stock"). The number of shares of SpectRx Common Stock to be issued and sold by SpectRx, and purchased by Abbott, should Abbott make any of the elections described in the preceding sentence, will equal the sum so elected by Abbott to be applied to purchase SpectRx Common Stock, divided by the average closing sales price of the SpectRx Common Stock as reported by NASDAQ for the thirty
(30) trading days prior to the date of the Common Stock Election Notice. The Common Stock Election Notice in respect of the payments due under Section 5.1(A)(2) and under Section 5.1(A)(3) shall be

Appendix 5.1 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

issued and delivered simultaneously with the respective notifications pursuant to such Section 5.1(A)(2) and Section 5.1(A)(3) made by Abbott of achievement of such milestones. If Abbott elects to make any such purchase of SpectRx Common Stock, then as further provided in Section 5.4(A) of the Development Agreement, the credit against royalties for certain milestone payments shall be reduced by a sum equal to the aggregate purchase price of such SpectRx Common Stock.

                  2. CLOSING AND DELIVERIES. The closing of the purchase and sale of SpectRx Common Stock pursuant to this Agreement shall be held at the executive offices of SpectRx on the fifth (5th) business day following the date of receipt by SpectRx of the Common Stock Election Notice, or at such other time and place upon which SpectRx and Abbott shall agree. At such closing, SpectRx will deliver to Abbott a certificate, registered in Abbott's name, representing the shares of SpectRx Common Stock to be purchased, against payment of the sum as to which Abbott has made an election to receive and purchase SpectRx Common Stock as provided for hereinabove.

                  3. REPRESENTATIONS AND WARRANTIES. Coincident with the closing of the purchase and sale of SpectRx Common Stock pursuant to this Agreement, SpectRx will deliver a certificate by which it will make to Abbott representations and warranties that are substantially similar to those contained in the Redeemable Convertible Preferred Stock Purchase Agreement of even date herewith between the parties ("Preferred Stock Agreement"), although such representations and warranties shall be updated or exceptions made thereto to account for changes or events that have occurred between the date of this Agreement and the date of such closing, and such other corresponding changes to dates and references to financial statements and share numbers and the like so as to enable SpectRx to make such representations on a current basis. Similarly, Abbott will deliver a certificate at closing where it will make to SpectRx as of the date of such closing the representations and warranties contained in Section 4 of the Preferred Stock Agreement.

                  4. COVENANT RE: TRANSFER OF SPECTRX COMMON STOCK. Abbott covenants and agrees that it shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of SpectRx Common Stock acquired by Abbott pursuant to this Agreement for a period of one hundred eighty (180) days from the date of issuance of shares of SpectRx Common Stock. Abbott agrees that the certificates for shares of SpectRx Common Stock issued pursuant to this Agreement shall bear the following legend:

         "THESE SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE DISPOSED OF PRIOR TO ____________________ [181st day after issuance] BY REASON OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

Appendix 5.1

                  5. GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without reference to the principles of conflict of laws under Delaware law.

                  6. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of Abbott to purchase the SpectRx Common Stock shall not be assignable without the consent of SpectRx.

                  7. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the closing constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  8. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or by facsimile transmission, or otherwise delivered by hand or by messenger, addressed (a) if to Abbott, at Abbott's address set forth above, or at such other address as Abbott shall have furnished to SpectRx in writing, or (b) if to SpectRx, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as SpectRx shall have furnished to Abbott.

                  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or if by facsimile transmission, as indicated by the facsimile imprint date.

         9. DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of

Appendix 5.1
any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  10. GEORGIA LEGEND. Abbott acknowledges that each certificate shall bear, in addition to the legend referenced in Section 4.9 of the Preferred Stock Agreement, the following legend: THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                  11. EXPENSES. SpectRx and Abbott shall bear its own legal and other expenses with respect to this Agreement.

                  12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  13. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  14. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         The foregoing agreement is hereby executed as of the date first above written.

"PURCHASER"                                  "COMPANY"

ABBOTT LABORATORIES                          SPECTRX, INC.

By:                                          By:
   -------------------------                    --------------------------
Title:                                       Title:
      ----------------------                        -----------------------

Appendix 5.1

                                  Appendix 5.2
                           (*) Supply Agreement Terms

Unless otherwise defined in this Exhibit 5.2, the defined terms have the meanings set forth in the Third Amendment or the Agreement.

                  I. PRICING, ORDERING, DELIVERY, and INVOICING

A. Transfer Price. The Transfer Price for (*)s supplied by SPECTRX to ABBOTT hereunder shall be as set forth in Section 5.2 of the Third Amendment. The Transfer Price will be adjusted as follows: 1) at least semi-annually, or 2) if purchased material costs change by more than (*) since the last adjustment, or
3) if there is any other change which significantly impacts the Manufacturing Costs. A reconciliation process will be developed as part of the Supply Agreement to reconcile any differences between actual and estimated Manufacturing Costs.

B. Manufacturing Costs Reduction. SPECTRX will use commercially reasonable efforts to minimize Manufacturing Costs. If the then current Transfer Price for (*)s results in a gross margin for SPECTRX of less than (*) any cost savings will be absorbed by SPECTRX until said margin reaches (*). Gross margin shall be computed as the difference between the Transfer Price and actual Manufacturing Costs divided by the Transfer Price. SPECTRX will implement commercially reasonable manufacturing process changes requested by ABBOTT. Any costs associated with said changes will be paid (*). SPECTRX will buy raw materials and components of the (*) through ABBOTT if ABBOTT can purchase such raw materials and components at a lower price than SPECTRX.

C. Delivery. SPECTRX will ship within (*) from date of receipt of purchase order if requested by ABBOTT as long as the cumulative quantities of (*)s ordered by ABBOTT and scheduled to ship during that month do not exceed the forecast for that month or SPECTRX's production capacity as defined in Section II-G. SPECTRX will make commercially reasonable efforts to ship (*)s that are ordered in excess of the amount forecasted for that month within thirty (30) days of receipt of said order. ABBOTT will reimburse SPECTRX, with prior written approval by ABBOTT, for any (*). SPECTRX shall ship (*)s ordered by ABBOTT F.O.B. SPECTRX's manufacturing facility.

D. Forecasting and Ordering. ABBOTT shall provide rolling 12-month forecasts of its monthly requirements starting six (6) months prior to the delivery of the first production units, and, updated monthly for the first year after the first (*) shipment, and quarterly thereafter, submitted thirty (30) days in advance of the beginning of said quarter. The first three (3) months of such forecast shall be binding and shall vary by no more than

Appendix 5.2 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(*) of the previous forecast for the same three (3) month period. The last nine
(9) months of the forecast shall not be binding and shall be used only for planning purposes and ordering materials.

E. Purchase Orders. Orders shall be placed upon ABBOTT's purchase order form, specifying quantities ordered and delivery dates. Purchase orders must be placed at least thirty (30) days prior to requested shipment date. Terms and conditions in the Supply Agreement supersede terms and conditions on the purchase order. Purchase orders issued by ABBOTT are non-cancellable.

F. Invoice Terms. SPECTRX shall invoice ABBOTT for (*)s purchased by ABBOTT upon shipment of such (*)s to ABBOTT. Such invoices shall be paid in full within thirty (30) days of the date such invoice is received by ABBOTT.

G. Certificate of Analysis. Each shipment of (*)s will be delivered with a full certificate of analysis verifying the (*)s' compliance with the current (*) Specifications (as defined in Section II-A).

H. (*). At SPECTRX's option, ABBOTT will pay SPECTRX in advance for (*).

I. Tooling & Equipment. All tooling and equipment required to be purchased exclusively for the manufacture of (*)s for ABBOTT will be paid for and owned by ABBOTT, including any such tooling and equipment required to increase capacity. ABBOTT shall bear all costs for replacement of such tooling and equipment owned byAbbott, except in cases of negligence or willful misconduct on the behalf of Spectrx in which case SPECTX shall bear all such costs.

J. ABBOTT Purchases. Any tooling, equipment, raw materials, and components that are purchased by ABBOTT for use in manufacturing by SPECTRX and not then sold to SPECTRX will not be included in calculating Manufacturing Costs for purposes of determining the Transfer Price.

K. (*) Acceptance. ABBOTT shall have twenty (20) business days from date of receipt to inspect (*)s for conformance to the (*) Specifications and accept or reject (*)s. Any (*)s not rejected in writing within twenty (20) business days of receipt shall be deemed accepted by ABBOTT. Such acceptance does not waive SPECTRX's obligations in the Supply Agreement related to the (*)s including, but not limited to, warranty, indemnification, and product recall obligations.

Appendix 5.2 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                      II. SPECIFICATIONS AND MANUFACTURING

A. Specifications. The specifications for the (*)(s) will be incorporated into the Supply Agreement and shall include SpectRx's internal manufacturing specifications as well as technical specifications and test protocols relating to the (*)s ("(*) Specifications").

B. Regulatory & QSR Compliance. (*)s manufactured by SPECTRX for ABBOTT under the Supply Agreement shall be manufactured and tested by SPECTRX in accordance with the (*) Specifications, United States FDA QSR, European EN46001, and all applicable federal, state and local laws, regulations and guidelines. Any fees and expenses for licensing or registration to market the (*) in the U.S. and in world markets shall be (*).

C. Safety Stock. At ABBOTT's request, SPECTRX shall maintain and store a safety stock of key raw materials and (*) components sufficient to produce that quantity of (*)s in ABBOTT's (*) forecast. In order to minimize the cost of maintaining safety stock, SPECTRX will be allowed a reasonable amount of time to adjust its safety stock as new forecasts are issued by ABBOTT in accordance with
Section I-D or as requested in writing by ABBOTT. (*).

D. Termination. In the event of termination of the Supply Agreement, ABBOTT will be (*)

E. Manufacturing Changes. SPECTRX and ABBOTT shall establish a "Change Notification Protocol" covering changes in the manufacturing process of (*)s, including but not limited to any changes that affect written quality plans for production or written quality procedures respecting same, as well as any changes outside the validated level or procedure, in manufacturing procedures, component part or raw materials vendors or manufacturing sites. ABBOTT will have final approval of such Change Notification Protocol. Under the Change Notification Protocol, manufacturing changes will be classified, as determined by ABBOTT, into three categories: 1) ABBOTT written approval required prior to implementation, 2) SPECTRX notification to ABBOTT prior to implementation, and
3) no notification required. For those changes requiring approval by ABBOTT, only upon notice of written approval from ABBOTT may SPECTRX incorporate such change into the manufacturing process (such approval shall not be unreasonably withheld and, if forthcoming, shall be delivered in a timely manner). All changes to the design and manufacturing process will be made in accordance with SPECTRX's written change control procedures incorporated into the Change Notification Protocol, and in compliance with 21 CFR ss. 820.40. In the event such manufacturing change was due to SPECTRX and it has an impact on product

Appendix 5.2 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

registrations, SPECTX shall reimburse ABBOTT for the costs of any such product registration amendment, notification or resubmission as a result of such manufacturing change. In the event such manufacturing change was due to ABBOTT and it has an impact on product registrations, ABBOTT shall pay for the costs of any such product registration amendment, notification or resubmission as a result of such manufacturing change. Abbott shall be responsible for the cost of any inventory obsoleted by design or process changes requested by Abbott.

F. Manufacturing Site. Abbott shall have approval of SPECTRX's choice of manufacturing site and any future changes, which approval shall not be unreasonably withheld. In the event SPECTRX changes the manufacturing site for reasons other than force majeure and such relocation has an impact on product registrations, SPECTRX shall reimburse ABBOTT for the costs of any such product registration amendment, notification or resubmission.

G. Manufacturing Capacity. SPECTRX shall maintain manufacturing capacity (facilities, support personnel, equipment and tooling) of at least (*) above the (*) forecast provided by ABBOTT.

H. Failure to Supply. Failure by SPECTRX to deliver by the requested delivery date (*), will constitute a "Failure to Supply," unless such failure is due to changes in design or process required by Abbott or due to ABBOTT's failure to timely approve requested changes to the design and manufacturing process requested by SPECTRX as described in Section II-E. Upon written notification by ABBOTT of Failure to Supply, Abbott may (i) agree to a future delivery date,
(ii) terminate the Supply Agreement or (iii) require SPECTRX to assist ABBOTT, and at ABBOTT's sole discretion, to allow ABBOTT to manufacture (*)s itself or by a designated Third Party by transferring all know-how, technology, trade secrets and patent rights necessary to manufacture (*)s ("(*) Technology") thereby enabling ABBOTT to manufacture (*)s. To the extent required beyond ABBOTT's licenses set forth in the Agreement to implement ABBOTT's right to manufacture and sell such (*)s, SPECTRX hereby grants to ABBOTT, without the necessity of any further documentation, a non-exclusive, royalty-free, irrevocable worldwide manufacturing license. The license will include access to SPECTRX's (*) Technology to make and have made such (*)s. In the event any (*) Technology is owned by, controlled by or licensed from a Third Party, to the extent required to implement ABBOTT's right to manufacture (*)s, SPECTRX shall use commercially reasonable efforts to obtain from the owners, the right for ABBOTT to use said (*) Technology for the production of (*)s. In addition, SPECTRX shall reasonably assist ABBOTT in the transfer and the start-up of manufacturing operations for such (*)s and shall make the necessary plans, formulations and manufacturing processes and

Appendix 5.2 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

procedures available to ABBOTT. Further, SPECTRX shall grant ABBOTT access to its regulatory files and shall supply technical or regulatory assistance as is reasonably requested by ABBOTT. Any tooling, equipment and component parts owned or committed to be purchased by SPECTRX exclusively for the manufacture of the (*)s will be sold to ABBOTT at SPECTRX's asset value for equipment and (*) for raw materials and WIP. Within thirty (30) days of the first anniversary of ABBOTT's shipment of (*)s manufactured by Abbott, if SPECTRX can demonstrate in reasonable detail, its ability to resume manufacturing of the (*)s in accordance with the Supply Agreement, SPECTRX may resume manufacturing within a mutually agreed to time frame, with tooling, equipment and component parts sold back to SPECTRX and reasonable assistance provided by ABBOTT. ABBOTT will not unreasonably deny SPECTRX the right to resume manufacturing.

I. Warranty. SpectRx will warrant the (*)s for the same period of time ABBOTT warrants the (*)s to its customers up to (*) from date of delivery to ABBOTT's customers or (*) from delivery to ABBOTT, whichever comes first, for failure to meet the (*) Specifications or SPECTRX's internal manufacturing specifications due to defects in material (other than design) or workmanship, and will replace, free of charge, any (*) component (*), that fails such warranty. Any spare parts and shipping expenses associated with warranty work will be at SPECTRX's expense. Abbott will return all (*)s to SpectRx which it wants replaced under warranty, within thirty (30) days of return by customer and no later than thirty
(30) days after expiration of warranty. (*)

                             III. REGULATORY MATTERS

A. (*) Recalls. Should either party's actions or any governmental action attributable to a (*) require: (a) the recall, destruction or withholding from market of any Product sold by ABBOTT ("Recall") or (b) institution of a field correction of any Product containing a (*) sold by ABBOTT ("Field Correction"), SPECTRX shall bear the costs and expenses of such Recall or Field Correction to the extent such Recall or Field Correction is attributable to SPECTRX's manufacture of the (*)s, and ABBOTT shall bear the costs and expenses of such Recall or Field Correction to the extent such Recall or Field Correction is not attributable to SPECTRX's manufacture of the (*)s. Such Recall or Field Correction shall be based solely on ABBOTT's policies and historical practices.

B. Site Inspections. SPECTRX shall allow representatives of ABBOTT to tour and inspect all facilities utilized by SPECTRX in manufacturing, testing, packaging and shipment of (*)s sold to ABBOTT under the Supply Agreement. During such visits (and other reasonable times), SPECTRX shall provide reasonable access to its manufacturing quality control documentation and shall cooperate with such

Appendix 5.2 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

representatives in every reasonable manner. Except in extreme circumstances, ABBOTT will provide a minimum of five (5) business days notice of any such inspections. All such inspections shall be arranged by SpectRx, conducted during SPECTRX's normal business hours and in the presence of a representative of SpectRx.

C. Customer Complaints. In the event that ABBOTT or SPECTRX receives any customer complaint regarding ABBOTT's Products containing SPECTRX (*)s, the complaint shall be evaluated and investigated by ABBOTT. If ABBOTT determines that the complaint is related to SPECTRX's (*), then SPECTRX shall assist ABBOTT in follow-up correction of Product complaints, at ABBOTT's reasonable request, should said complaint be the result of the (*).

                            IV. TERM AND TERMINATION

A. Term. The Supply Agreement shall become effective upon full execution of the Supply Agreement and, unless terminated early in accordance with the terms of the Supply Agreement, the Supply Agreement shall remain in effect for (*). Thereafter, the Supply Agreement shall automatically be renewed annually unless SPECTRX is not meeting its obligations under the Supply Agreement or the Supply Agreement is terminated as set forth below.

B. Early Termination. The Supply Agreement may be terminated at any time as set forth below.

         1. The Supply Agreement, and any license(s) granted thereunder, will terminate immediately upon the termination of the Agreement or upon ABBOTT's loss of rights to all Continuous Products pursuant to the Agreement.
         2. If either party is in default of any material obligation imposed upon such party under the Supply Agreement, such party shall use reasonable efforts to remedy such default as soon as possible, and if such default is not remedied within a period of sixty (60) days after written notice thereof is given to the defaulting party by the other party, then the other party may terminate the Supply Agreement immediately by giving written notice of termination to the defaulting party.
         3. If SPECTRX is not cost competitive or does not elect to change the Transfer Price, as set forth in Section 5.2 of the Third Amendment, which determination may be made at the end of each contract year of the Supply Agreement. Contract year shall mean each twelve (12) month period starting with the effective date of the Supply Agreement.

Appendix 5.2 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

       4. Other standard reasons for early termination (e.g. bankruptcy).

                               V. INDEMNIFICATION

In addition to indemnification obligations as set forth in Article 11 of the Agreement, SPECTRX shall indemnify ABBOTT against Third Party actions brought against ABBOTT regarding product liability related to SPECTRX's, its subcontractors' and its Third Party manufacturer's actions or omissions in connection with manufacture of (*)s.

                                VI. MISCELLANEOUS

Articles similar to Article 12 Limitation of Liability and Remedies, Article 13 Confidentiality, and Article 14 Miscellaneous of the Agreement will be incorporated into the Supply Agreement.


























Appendix 5.2 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                  Appendix 5.5
                        REDEEMABLE CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of November 30, 1999 between SPECTRX, INC., a Delaware corporation located at 6025A Unity Drive, Norcross, Georgia 30071 (the "Company"), and ABBOTT LABORATORIES, an Illinois corporation located at 100 Abbott Park Road, Abbott Park, Illinois 60064 (the "Purchaser").

                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1 AUTHORIZATION. The Company will prior to the First Closing (as defined below) authorize the sale and issuance of up to 525,000 shares of its Redeemable Convertible Preferred Stock (the "Preferred Shares"), having the rights, privileges and preferences as set forth in the Certificate of Designations (the "Designations") in the form attached to this Agreement as Exhibit A.

         1.2 SALES OF PREFERRED. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company a total of 525,000 Preferred Shares, with 275,000 Preferred Shares to be purchased and sold at the First Closing and 250,000 Preferred Shares to be purchased and sold at the Second Closing (as defined below), for the purchase price of $10.00 per share.

                                    SECTION 2

                             CLOSING DATES; DELIVERY

         2.1 CLOSING DATE. The first closing of the purchase and sale of the Preferred Shares hereunder (the "First Closing") shall be held at the executive offices of the Company or at such other place upon which the Company and the Purchaser shall agree. The First Closing shall occur simultaneously with or immediately after the execution and delivery of this Agreement by the Purchaser and the Company, which the parties intend to execute and deliver coincident with the execution and delivery of the Development Amendment (defined in Section 5.6 below). The second closing of the purchase and sale of Preferred Shares hereunder (the "Second Closing") shall be held at the executive offices of the Company on January 3, 2000, or such other time and place upon which the Purchaser and Company shall agree.

         2.2 DELIVERY. At the First Closing, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, representing 275,000 Preferred Shares to be purchased by the Purchaser at the First Closing, against payment of the purchase price therefor by wire transfer per the Company's wiring instructions. At the

Second Closing, the Company will deliver to Purchaser a certificate registered in the Purchaser's name, representing 250,000 Preferred Shares to be purchased by the Purchaser at the Second Closing, against payment of the purchase price therefor by wire transfer per the Company's wiring instructions.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction other than Georgia, and the failure to be so qualified will not have a material adverse effect on the Company's business as now conducted or as now proposed to be conducted.

         3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and at the First Closing to execute and deliver the agreements set forth as Exhibits hereto (collectively referred to with this Agreement as the "Agreements"), and at each of the First Closing and Second Closing to sell and issue the Preferred Shares to be issued and sold at such respective closings, to issue the Common Stock issuable upon conversion of the Preferred Shares and to carry out and perform its obligations under the terms of the Agreements.

         3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, other than its equity interest in FluorRx, Inc.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists or will, upon the filing of the Certificate of Designations, consist of 50,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock, of which 525,000 shall be designated as Redeemable Convertible Preferred Stock pursuant to the Certificate of Designations (the "Preferred Stock"). As of November 29, 1999, there are 8,048,856 shares of Common Stock, issued and outstanding and no other shares of capital stock which are issued and outstanding. As of November 29, 1999, there are options outstanding issued by the Company to purchase an aggregate of 1,121,789 shares of Common Stock. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. The Preferred Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved 559,225 shares of Common Stock for issuance upon conversion of the Preferred Stock, and 1,303,112 shares of its Common Stock for issuance pursuant to its stock option plans. Except as set forth above, there are no options, warrants or other rights (including conversion or pre-emptive rights) or agreements outstanding to purchase any of the Company's authorized and unissued capital stock.

         3.5 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Preferred Shares (and the Common Stock issuable upon conversion of the Preferred Stock) and the performance of all of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The approval of the transactions provided for herein will constitute approval of Abbott becoming an interested stockholder under Section 203 of the Delaware General Corporation Law, to the extent applicable. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Preferred Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Certificate of Designations; the Common Stock issuable upon conversion of the Preferred Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate of Designations, will be validly issued, and will be fully paid and nonassessable; and the Preferred Stock and such Common stock will be free of any liens or encumbrances, assuming the Purchaser takes the Preferred Shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Preferred Stock (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

         3.6 REPORTS AND FINANCIAL STATEMENTS. The Company has delivered to the Purchaser prior to the execution of this Agreement a copy of each registration statement, schedule, report, proxy statement or information statement it has filed with the Securities and Exchange Commission ("SEC") since December 31, 1998, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, the definitive proxy statement for the Company's 1999 annual meeting of shareholders and any Current Reports on Form 8-K (as such documents have since the time of their filing been amended or supplemented, the "SEC Reports"). The SEC Reports (a) complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to year-end audit adjustments and the absence of footnotes) the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of their operations and cash flow for the respective periods then ended.

                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company with respect to the purchase of the Preferred Shares as follows:

         4.1 EXPERIENCE. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         4.2 INVESTMENT. It is acquiring the Preferred Shares and the Common Stock underlying the Preferred Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Preferred Shares to be purchased and the Common Stock underlying the Preferred Stock have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

         4.3 RULE 144. It acknowledges that the Preferred Stock and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transaction directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. It understands that no public market now exists for the Preferred Shares and that the Company has made no assurances that such a public market will ever exist.

         4.5 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

         4.6 AUTHORIZATION. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7 BROKERS OR FINDERS. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.8 TAX LIABILITY. It has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of its agents. It understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         4.9 LEGEND. It is understood that the certificates evidencing the Preferred Shares, and shares of Common Stock to be issued upon conversion of the Preferred Shares, will bear the following legend: "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                                    SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASER

         The Purchaser's obligation to purchase the Preferred Shares at the First Closing is, at the option of the Purchaser, subject to the fulfillment of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the First Closing.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the First Closing shall have been performed or complied with in all material respects.

         5.3 COMPLIANCE CERTIFICATE. Should the Closing occur as of a date other than the date of this Agreement, the Company shall have delivered to the Purchaser a certificate of the Company executed by the President of the Company, dated as of the Closing certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.4 CERTIFICATE OF DESIGNATIONS. The Designations shall have been filed with the Delaware Secretary of State.

         5.5 REGISTRATION RIGHTS AGREEMENT. The Company and the parties listed thereon shall have executed and delivered the First Amendment to the Amended Registration Rights Agreement of the Company in substantially the form attached hereto as Exhibit B.

         5.6 AMENDMENT TO RESEARCH & DEVELOPMENT AGREEMENT. The Company shall have entered into the Amendment to that certain Research & Development and License Agreement dated October 10, 1996, between the Company and the Purchaser (the "Development Amendment").

         5.7 SECRETARY'S CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of the Company executed by the Secretary of the Company, dated as of the Closing, certifying (i) resolution adopted by the Board of Directors of the Company authorizing the execution of the Agreement, the filing of the Certificate of Designation and the transactions contemplated hereby; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended, and copies of the third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by the Agreement; and (iii) such other documents relating to the transactions contemplated by the Agreement.

         The Purchaser's obligation to purchase the Preferred Shares at the Second Closing is, at the option of the Purchaser, subject to the fulfillment, as of the Second Closing, of the following conditions:

         5.1A     PRIOR CONDITIONS. The fulfillment, as of the Second Closing, of the conditions set forth in Sections 5.1, 5.2 and 5.3 hereof.

         5.2A     DEVELOPMENT PROGRAM NOTIFICATION. Purchaser will have not
delivered the "Development Program Notification" (as same is defined in Section
2.6 of the Development Amendment) to the Company on or prior to December 10, 1999.

         5.3A     TERMINATION OF 1996 AGREEMENT. On or prior to December 10,
1999, the Agreement (as defined in the Development Amendment) will not have been terminated, nor will Purchaser have given written notice prior to December 10, 1999 electing to terminate such Agreement.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Preferred Shares at the First Closing is, at the option of the Company, subject to the fulfillment as of the First Closing of the following conditions:

         6.1      REPRESENTATIONS. The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing.

         6.2 CERTIFICATE OF DESIGNATIONS. The Designations shall have been filed with the Delaware Secretary of State.

         6.3 AMENDMENT TO RESEARCH & DEVELOPMENT AGREEMENT. The Purchaser shall have entered into the Development Amendment.

         6.4 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

                  The Company's obligation to sell and issue the Preferred Shares at the Second Closing is, at the option of the Company, subject to the fulfillment, at the Second Closing, of the conditions set forth in Sections 6.1 and 6.4 hereof.

                                    SECTION 7
                      COVENANT RE: TRANSFER OF COMMON STOCK

         The Purchaser covenants and agrees that it shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares of Common Stock acquired by Purchaser upon conversion of any Preferred Shares for a period of one hundred eighty (180) days from the date of issuance of such shares of Common Stock upon such conversion. Purchaser agrees that the certificates for shares of Common Stock issued upon conversion of the Preferred Shares shall bear the following legend: "THESE SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE DISPOSED OF PRIOR TO ___________________ [181st day after issuance] BY REASON OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

                                    SECTION 8
                                  MISCELLANEOUS

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without reference to the principles of conflict of laws under Delaware law.

         8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the Closing of the transactions contemplated hereby.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Purchaser to purchase the Preferred Stock shall not be assignable without the consent of the Company.

         8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock may, with the Company's prior written consent, waive, modify or amend on behalf of the Purchaser, any provision hereof.

         8.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or by facsimile transmission, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at the Purchaser's address set forth above, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchaser.

                  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or if by facsimile transmission, as indicated by the facsimile imprint date.

         8.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         8.7 GEORGIA LEGEND. The Purchaser acknowledges that each certificate shall bear the following legend: THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         8.8 FURTHER LEGEND. The Purchaser acknowledges that each certificate shall bear the following legend: "THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS

APPLICABLE TO EACH CLASS, AND SERIES WITHIN A CLASS, OF CAPITAL STOCK OF THE CORPORATION AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH SERIES (AND THE AUTHORITY OF THE CORPORATION'S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES)."

         8.9 EXPENSES. The Company and the Purchaser shall bear its own legal and other expenses with respect to this Agreement.

         8.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         8.11 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         8.12 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

The foregoing agreement is hereby executed as of the date first above written.

"PURCHASER"                                  "COMPANY"

ABBOTT LABORATORIES                          SPECTRX, INC.

By:                                          By:
    -----------------------------                ---------------------------
Title:                                       Title:
       --------------------------                  -------------------------

                                    EXHIBIT A

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                RIGHTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       OF

                                  SPECTRX, INC.

                  SpectRx, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  That, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware General Corporation Law, said Board of Directors by unanimous written consent executed on __________________, 1999, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Redeemable Convertible Preferred Stock of the Corporation, which resolutions are set forth below (with the attachment to such resolution being attached hereto as Schedule
1):

                           WHEREAS, Section 151(g) of the Delaware General
                  Corporation Law and the Restated Certificate of Incorporation of SpectRx, Inc. (the Company") authorized the Board of Directors to divide the share of the Company's $.001 par value preferred stock into one or more series and to issue shares of any such series, and to fix and to determine the relative rights and preferences of the shares of such series; and

                           WHEREAS, the Board of Directors of the Company has
                  determined that it is in the best interests of the Company to enter into a Redeemable Convertible Preferred Stock Purchase Agreement by and among the Company and Abbott Laboratories (the "Purchase Agreement"), pursuant to which the Company will issue and sell 525,000 shares of its Redeemable Convertible Preferred Stock for $10.00 per share or the aggregate consideration of $5,250,000;

                           NOW, THEREFORE, BE IT RESOLVED, that the Board of
                  Directors of the Company hereby establishes a series of $.001 par value preferred stock of the Company to be designated the "Redeemable Convertible Preferred Stock";

                           FURTHER RESOLVED, that the number of shares of
                  Redeemable Convertible Preferred Stock, the voting rights, dividend rights, liquidation rights and conversion rights of the holder of the shares of the Redeemable Convertible Preferred Stock, the provisions for redemption of the shares of Redeemable Convertible Preferred Stock, and all other preferences and relative rights in respect of shares of Redeemable Convertible Preferred Stock, shall be as set forth on Schedule 1 attached to these resolutions.


                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by _____________________________, its
________________________, and attested by _______________________________, its
Secretary, this _______ day of __________________, 1999.

                                           SPECTRX, INC.



                                           By:
                                              ---------------------------------
                                              ------------------, -------------
ATTEST:


By:
   ------------------------------------
   _____________________, Secretary


      (Corporate Seal)

                                   Schedule 1

                     DESIGNATIONS, PREFERENCES AND RIGHTS OF
                    REDEEMABLE CONVERTIBLE PREFERRED STOCK OF
                                  SPECTRX, INC.

         Pursuant to authority granted in the certificate of incorporation, as amended, of SpectRx, Inc. (the "Corporation"), the Board of Directors of the Corporation has been authorized to issue in series shares of preferred stock and to designate by resolution the relative preferences and rights of each series established. By resolution of the Corporation's Board of Directors, the Corporation has established and fixed the relative preferences and rights of 525,000 shares of preferred stock designated the "Redeemable Convertible Preferred Stock," each of $0.001 par value.

                  For the purposes of this statement,

                  "Board of Directors" shall mean the board of directors of the Corporation.

                  "Common Stock" shall mean the common stock, $0.001 par value, of the Corporation.

                  "Corporation" shall mean SpectRx, Inc.

                  "Holder" means a holder of record of shares of Preferred
Stock.

                  "Issue Date" as to any share of Preferred Stock shall mean the date of issuance of such share.

                  "Invested Amount" per share of Preferred Stock shall mean $10.00 (as adjusted for changes in the Preferred Stock by stock split, stock dividend, or the like occurring after the Original Issue Date).

                  "Junior Stock" means shares of any class of capital stock of the Corporation ranking subordinate to the Preferred Stock as to both dividends and distribution of assets upon liquidation.

                  "Original Issue Date" shall mean the initial Issue Date, when shares of Preferred Stock are first issued.

                  "Preferred Stock" shall mean the 525,000 shares of Redeemable Convertible Preferred Stock, $0.001 par value, hereby designated.

                  The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock are as follows:

                  (a) Dividend Rights. The Holders shall be entitled when and if declared by the Board of Directors to receive dividends out of assets of the Corporation legally available therefor at an annual rate of $0.60 per share of Preferred Stock (as adjusted for changes in the Preferred Stock by stock split, stock dividend, or the like occurring after the Original Issue Date). Such dividends shall be cumulative and shall accrue whether or not declared by the Board of Directors of the Corporation. So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation, nor shall any monies by paid or made available for a sinking fund for the purpose of redemption of Junior Stock, unless all dividends declared or accrued on any outstanding shares of Preferred Stock shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

                  (b) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of Junior Stock, the Holders shall be entitled to receive in respect of their shares of Preferred Stock payment out of assets of the Corporation of Ten Dollars ($10.00) per share, plus all accrued but unpaid dividends to the date of final distribution.

                  (c) Conversion. The Holders shall have conversion rights in respect of these shares of Preferred Stock as follows (the "Conversion Rights"):

                           1.       Conversion Rate. The shares of Preferred
Stock shall be convertible, at the times and under the conditions described in this Section (c) hereafter, at the rate (the "Conversion Rate") of one share of Preferred Stock into the number of shares of Common Stock that equals the quotient obtained by dividing the Invested Amount by the Conversion Price (defined hereinafter). Thus, the number of shares of Common Stock to which a Holder shall be entitled upon any conversion provided for in this Section (c) shall be the product obtained by multiplying the Conversion Rate by the number of shares of Preferred Stock being converted. Such conversion shall be deemed to have been made on the Conversion Effective Date (defined hereinafter), and such conversion shall be effected in accordance with the procedures described in Subsection (c)(3) below. Upon conversion of any shares of Preferred Stock, the Company shall pay all declared or accrued but unpaid dividends as to such shares to the Holders thereof to and through the Conversion Effective Date; provided, however, that the Corporation may, at its option, in lieu of making a full cash payment of all such declared or accrued but unpaid dividends, make payment thereof in that number of whole shares of Common Stock calculated by dividing the total of such declared or accrued but unpaid dividends due such Holders by the Conversion Price.. The "Conversion Price" shall be equal to the greater of
(I) (*) or (ii) the average of the closing sales price of the Common Stock as reported by the NASDAQ Stock Market for each day of the thirty (30)-day trading period that begins on the trading day that is fifteen (15) trading days prior to the date of the receipt by the Corporation of the Conversion Notice (defined hereinafter).

                           2.       Conversion Right. Each share of Preferred
Stock shall be convertible, at the option of the Holder thereof and without payment of additional consideration, at any time after the first (1st) anniversary of the Issue Date in respect of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into Common Stock at the then effective Conversion Rate; provided, however, that if on or prior to such first anniversary, the Corporation shall effect a merger or consolidation wherein shares of Common Stock are exchanged for securities of another corporation or for other consideration, then each of the Holders will be afforded reasonable prior notice of such merger or consolidation and permitted, if such Holder so chooses, to convert its shares of Preferred Stock into Common Stock at the then effective Conversion Rate to be effective immediately prior to the effectiveness of such merger or consolidation.

                           3.       Automatic Conversion. Each outstanding share
of Preferred Stock shall automatically be converted into Common Stock on and as of December 31, 2004, at the then effective Conversion Rate. Such conversion shall be automatic, without need for any further action by the Holders and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion or to pay the dividends payable upon such conversion unless certificates evidencing such shares of the Preferred Stock are surrendered to the Corporation in accordance with the procedures described in Subsection (c)(5) below. Upon the conversion of the Preferred Stock pursuant to this Subsection (c)(3), the Corporation shall promptly send notice thereof to each Holder, which notice shall state that certificates evidencing shares of Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Subsection (c)(5) below.

                           4.       Fractional Shares. No fractional shares of
Common Stock shall be issued upon conversion of Preferred Stock, and any shares of Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

                           5.       Mechanics of Conversion. Before any Holder
shall be entitled to receive certificates representing the shares of Common Stock into which shares of Preferred Stock are converted in accordance with Subsections (c)(2) or (c)(3) above, such Holder shall surrender the certificate or certificates for such shares of Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation. Said conversion notice ("Conversion Notice") shall also contain such representations of the Holder as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. In the case of a conversion pursuant to Subsection (c)(2) hereof, the Corporation shall, on the seventy-fifth (75th) day succeeding receipt by the Corporation of the Conversion Notice, unless the Corporation elects to redeem such shares of Preferred Stock in accordance with the provisions of Subsection (d)(2) hereof, issue and deliver at such office to such Holder, or to the nominee or nominees of such Holder as provided in the Conversion Notice, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. Such date for issuance and delivery of the shares of Common Stock received upon conversion of Preferred Stock pursuant to Subsection (c)(2) hereof is hereafter referred to as the Conversion Effective Date. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Subsection (c)(2) hereof shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Effective Date. All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the Holder or his or its predecessors.

                           6.       Adjustment for Subdivisions or Combinations
of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date effects a subdivision or combination of the outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Preferred Stock, then and in each such event the Conversion Price (and the corresponding Conversion Rate) shall be increased or decreased proportionately.

                           7.       No Impairment. The Corporation shall not, by
amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section (c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders against impairment.

                           8.       Reservation of Stock Issuable Upon
Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of

Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (d)      Redemption. The Preferred Stock shall be
subject to redemption as follows:

                                    1.       Optional Redemption at Election of
Holders. In the event the Holders elect, by a vote of the Holders of a majority of the issued and outstanding shares of Preferred Stock, to cause the redemption of the outstanding shares of Preferred Stock, then such Holders shall so notify the Corporation by delivery of a written notice to the Corporation on or prior to the later to occur of (i) September 30, 2002 or (ii) sixty (60) days subsequent to the date upon which the Company gives the Holders notice (which notice the Company undertakes to timely issue) of its right to cause such redemption (which notice may not be given prior to June 1, 2002). Should such election be timely made, then all shares of Preferred Stock shall be redeemed in accordance with the following provisions of this Subsection (d)(1). The Corporation shall, on December 31, 2002, redeem one-half (1/2) of all of the then outstanding shares of Preferred Stock held by each Holder of Preferred Stock at a price per share equal to the Redemption Price (hereinafter defined). If the Corporation has achieved the Revenue Threshold (defined hereinafter), then the Corporation shall, as soon as reasonably practicable after the determination of whether the Corporation has met the Revenue Threshold, but in any event on or prior to January 31, 2004, redeem all of the then outstanding shares of Preferred Stock at a price per share equal to the Redemption Price. If the Corporation has not achieved the Revenue Threshold, it shall, no later than the time for redemption indicated in the immediately prior sentence, redeem one-half (1/2) of the then outstanding shares of Preferred Stock held by each Holder of Preferred Stock at a price per share equal to the Redemption Price, and it shall, on December 31, 2004, redeem all of the then remaining outstanding shares of Preferred Stock at a price per share equal to the Redemption Price. Notwithstanding the foregoing, the date for notification of the election of the Holders to cause a redemption as provided herein, and the dates for redemption provided herein, may be extended by written agreement of the Corporation and the Holders of a majority of the outstanding shares of Preferred Stock.

                                    2.       Optional Redemption Upon Conversion
Notice. In addition to the foregoing provisions governing mandatory redemption, the Corporation may at its option redeem any shares of Preferred Stock which any Holder has elected to convert to Common Stock by the issuance of a Conversion Notice by redeeming any or all of such shares at a price per share equal to the Redemption Price. If the Corporation elects to so redeem any such shares of Preferred Stock, it shall, by the issuance of a notice to the Holders whose shares are to be so redeemed, schedule a date for redemption, which date must be prior to the Conversion Effective Date which would apply to such shares in accordance with the provisions of Subsection (c)(4) were they to be converted to Common Stock pursuant thereto. On or before each date scheduled for redemption, each Holder of shares to be redeemed shall surrender the certificate representing such shares to the Corporation and shall receive payment of the Redemption Price therefor in cash. If fewer than all of the shares represented by a surrendered certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares.

                                    3.       Certain Definitions. As used
herein, "Redemption Price" means $10.00 per share on Preferred Stock (as adjusted for changes in the Preferred Stock by stock split, stock dividend, or the like occurring after the Original Issue Date), plus all accrued but unpaid dividends in respect of such share of Preferred Stock. "Revenue Threshold" shall mean the recognition of Twenty Million Dollars ($20,000,000) or more of revenue by the Corporation on a consolidated basis as reflected on the regularly prepared income statements of the Corporation for the twelve (12) months ended December 31, 2003.

                  (e)      Voting Rights. Except as set forth in this Section
(e), the Holders shall have no voting rights in respect of the Preferred Stock except that Holders shall have the right to vote on those matters which, under the Delaware General Corporation Law, voting by classes of stock is required.

                  So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the unanimous consent (given by vote in person or by proxy at a meeting called for the purpose, or by written consent) of the Holders of the shares of Preferred Stock then outstanding:

                           (i)      alter or change the annual dividend rate on
the Preferred Stock;

                           (ii)     alter or change the cumulative nature of the
annual dividend rate on the Preferred Stock or the date from which such dividends are cumulative;

                           (iii)    alter or change the amounts which the
Holders shall be entitled to receive on the liquidation, dissolution or winding up of the Corporation;

                           (iv)     alter or change the terms relating to time
of payment or price to be paid in connection with the redemption of Preferred Stock by the Corporation;

                           (v)      alter or change the terms relating to
conversion of Preferred Stock to shares of Common Stock;

                           (vi)     allocate any earned surplus, whether now
existing or hereafter arising, to capital, in accordance with Delaware law, if the effect thereof would be to reduce the legally available funds for payment of dividends or for redemption of the Preferred Stock; or

                           (vii)    create or authorize any shares of any class
of capital stock of the Corporation having any preference or priority as to either dividends or distribution or assets upon liquidation superior to any such preference or priority of the shares of Preferred stock or reclassify any securities into shares of such superior stock.

                  (f) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record Holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the Holders of the surrendered certificates.

                  (g) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution, other institutional investor or executive officer of the Corporation, such Holder's own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  (h) Notices. Any notice required by the provisions hereof to be given to the Corporation or Holders shall be deemed given if deposited in the United States Postal Service, postage prepaid, and addressed to the Corporation at its then principal executive office, or to each Holder at the address of such Holder appearing on the books of the Corporation.

                                    EXHIBIT B

                               FIRST AMENDMENT TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                  This First Amendment to Amended and Restated Registration Rights Agreement (the "Amendment") amends that certain Amended and Restated Registration Rights Agreement dated as of October 21, 1996 (the "Agreement") by and among SPECTRX, INC., a Delaware corporation (the "Company") and the holders of Registrable Securities (as such term is defined in the Agreement).

                              W I T N E S S E T H:

                  WHEREAS, the Company has determined to issue and sell to Abbott Laboratories, an Illinois corporation ("Abbott") shares of a new series of preferred stock of the Company designated Redeemable Convertible Preferred Stock ("Preferred Stock"), and as a condition to the obligation of Abbott to purchase shares of Preferred Stock the Company and Abbott desire to effect an amendment to the Agreement to provide Abbott with registration rights in respect of shares of Common Stock of the Company which may be issued upon conversion of the shares of Preferred Stock to be issued to Abbott by the Company;

                  WHEREAS, the holders of at least a majority of the Registrable Securities for the benefit of the Company and to induce Abbott to purchase the shares of Preferred Stock agree to amend the Agreement by entering into this Amendment;

                  NOW, THEREFORE, in consideration of the mutual promises and other terms and conditions set forth in the Agreement and in the agreements pursuant to which Abbott will acquire the Preferred stock referenced above, the parties hereto agree as follows:

                  1. Effectiveness of Amendment. The Company and the holders of Registrable Securities who have executed and delivered this Amendment below acknowledge and agree that the Agreement is hereby amended by this Amendment pursuant to the provisions of Section 14 of the Agreement whereby any provision of the Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, and further acknowledge and agree that such Amendment shall be binding upon each holder of Registrable Securities then outstanding and each future holder of all Registrable Securities of the Company.

                  2. Amendment. The parties hereto agree that the definition of "Registrable Securities" as contained in Section 2 of the Agreement is hereby amended and restated as follows:

                  "Registrable Securities" shall mean (i) the Common Stock issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issued upon conversion of the Series A Preferred Stock issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated April 6, 1994, (iii) the Common Stock issued upon conversion of the Series A Preferred Stock issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated April 29, 1994, (iv) the Common Stock issued upon conversion of the Series A Preferred Stock issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated June 15, 1994, (v) the Common Stock issued upon conversion of the Series B Preferred Stock, (vi) the Common Stock issued upon conversion of the Series C Preferred Stock, (vii) the Common Stock issuable or issued upon conversion of the Redeemable Convertible Preferred Stock, (viii) the Common Stock which may be issued to Abbott Laboratories pursuant to the Common Stock Purchase Agreement dated November 30, 1999, by and between the Company and Abbott Laboratories, and (ix) any Common Stock or other securities issued with respect to such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Redeemable Convertible Preferred Stock or Common Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (ii) sold by a person in a transaction in which their rights under this Agreement are not assigned."

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                  SPECTRX, INC.
                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------


                                  HILLMAN MEDICAL VENTURES 1993 L.P.,
                                    a Delaware limited partnership
                                  By:  Hillman/Dover Limited Partnership,
                                          general partner
                                  By:  Wilmington Securities, Inc.,
                                          its sole general partner
                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                  NORO-MOSELEY PARTNERS II, L.P.,
                                    a Georgia limited partnership
                                  By:  Moseley & Company, II,
                                         general partner
                                  By:
                                     ------------------------------------------
                                        Jack R. Kelly, Jr.
                                  Title:  General Partner

                                  ABBOTT LABORATORIES
                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                 THIRD AMENDMENT

                            TO THE AGREEMENT BETWEEN

                               ABBOTT LABORATORIES

                                       AND

                                  SPECTRX, INC.

                                TABLE OF CONTENTS


1. INTRODUCTION......................................................................................1
   1.1        Conflict with Agreement................................................................1
   1.2        Modified Provisions....................................................................1
   1.3        Deleted Agreement Provisions...........................................................6
   1.4        Added Appendices.......................................................................7

2. DEFINITIONS.......................................................................................7

3. RESEARCH AND DEVELOPMENT.........................................................................10
   3.1        Continuous Product Research Program...................................................10
   3.2        Research Oversight Committee..........................................................11
   3.3        Completion, Termination or Transfer of the Continuous Product
              Research Program......................................................................11
   3.4        Development Program Notification......................................................13
   3.5        Development Program - Continuous Product..............................................14
   3.6        Development Program - Non-Continuous Product..........................................16
   3.7        ABBOTT Development Program Due Diligence..............................................17
   3.8        Termination of all Programs...........................................................19
   3.9        Reports...............................................................................19
   3.10       R & D Expense Records and Audit.......................................................20

4. SPECTRX CONTINUOUS PRODUCT.......................................................................20
   4.1        Development by SPECTRX................................................................20
   4.2        License to SPECTRX....................................................................21
   4.3        Manufacturing Rights..................................................................22
   4.4        Royalty...............................................................................23
   4.5        Right of First Negotiation - Distribution Rights......................................24
   4.6        Post Election Efforts on ABBOTT's Program.............................................25

5. CONSIDERATION....................................................................................26
   5.1        Milestone Payments....................................................................26
   5.2        Transfer Price - (*)s for Continuous Product..........................................27
   5.3        Royalty - Continuous Product..........................................................27
   5.4        Credits Against Royalties and Transfer Price..........................................27
   5.5        Preferred Stock Purchase..............................................................29
   5.6        (*) Deduction.........................................................................30


 (*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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6.       OTHER LICENSES.................................................................................30
         6.1      (*) Technology and (*)................................................................30
         6.2      (*) Technology........................................................................32
         6.3      (*)s..................................................................................33
         6.4      License Limitation....................................................................33

7.       (*)      ......................................................................................33
         7.1      Payments by ABBOTT....................................................................33
         7.2      (*)...................................................................................34

8.       OTHER MANUFACTURING BY SPECTRX.................................................................34

9.       WAIVER   34

10.      EXISTING AGREEMENT TERMS.......................................................................34

11.      OWNERSHIP OF INTELLECTUAL PROPERTY.............................................................34
         11.1     SPECTRX Continuous Product Research Program Technology................................34
         11.2     ABBOTT Continuous Product Research Program Technology.................................36
         11.3     Joint Continuous Product Research Program Technology..................................37


Appendix 2.7
         Continuous Product Research Program Specifications

Appendix 4.2
         (*)

Appendix 4.4
         SPECTRX Continuous Product Royalty Rate

Appendix 5.1
         Common Stock Purchase Agreement

Appendix 5.2
         (*) Supply Agreement Terms

Appendix 5.5
         Redeemable Convertible Preferred Stock Purchase Agreement

(*) Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.